UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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☒	Definitive Proxy Statement.
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☐	Soliciting Material under § 240.14a-12.

ENERGEN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 22, 2017

To Our Shareholders:

It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Energen Corporation. The Annual Meeting will be held at the principal office of the Company in Birmingham, Alabama on Wednesday, May 3, 2017, at 8:30 a.m., Central Daylight Time.

Details of the matters to be presented at this meeting are given in the Notice of the Annual Meeting and in the Proxy Statement that follow.

We hope that you will be able to attend this meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. However, if you cannot attend, we would appreciate your submitting your proxy by telephone or by Internet, or by completing, signing and returning the enclosed proxy card as soon as convenient so that your stock may be voted.

Yours very truly,

Chairman of the Board

ENERGEN CORPORATION

Notice of Annual Meeting of Shareholders

To Be Held May 3, 2017

TIME AND DATE	8:30 a.m., CDT, on Wednesday, May 3, 2017

PLACE	Energen Plaza 605 Richard Arrington Jr. Blvd. North Birmingham, Alabama 35203-2707 Directions to the Annual Meeting are available by calling Investor Relations at 1-800-654-3206.

AGENDA

(1) To elect three members of the Board of Directors for three-year terms; to elect one member of the Board of Directors for a one-year term.

(2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017.

(3) To cast an advisory vote on the Company’s executive compensation (“Say-on-Pay” vote).

(4) To cast an advisory vote on the frequency for a shareholders’ advisory vote on the Company’s executive compensation (“Frequency” vote).

(5) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE	You can vote if you were a shareholder of record of the Company on February 28, 2017.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by submitting your instructions by telephone or by Internet, or by completing, signing and returning a proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD MAY 3, 2017:

The Company’s Proxy Statement on Schedule 14A, form of proxy card and 2016 annual report on Form 10-K are available at: www.annualmeeting.energen.com.

Birmingham, Alabama March 22, 2017	J. David Woodruff Secretary

PROXY STATEMENT

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PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

OF ENERGEN CORPORATION

MAY 3, 2017

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not include all of the information that you should consider and you should read the entire Proxy Statement before voting. In this Proxy Statement, Energen Corporation may also be referred to as “we”, “us”, “Energen” or the “Company”.

2017 ANNUAL MEETING OF SHAREHOLDERS

• Date and Time:	Wednesday, May 3, 2017, 8:30 a.m. CDT

• Place:	Energen Plaza 605 Richard Arrington Jr. Blvd. North Birmingham, Alabama 35203-2707

• Record Date:	February 28, 2017

VOTING MATTERS AND BOARD RECOMMENDATIONS

Our Board’s Recommendations
Election of Director Nominees (page 8)	FOR each Director Nominee

Ratification of Appointment of Independent Auditor (page 20)	FOR

Advisory Vote to Approve Executive Compensation (page 48)	FOR

Advisory Vote on Frequency of Approval of Executive Compensation (page 49)	ONE YEAR

DIRECTOR NOMINEES (BEGINNING ON PAGE 9)

The following table provides summary information about each Director nominee. Our Directors serve for three-year terms, although Mr. Downes is being nominated to serve for a one-year term.

Name	Age	Director Since	Primary Occupation	Committee Memberships	Other Public Company Boards
Kenneth W. Dewey*	63	2007	Co-founder and director of Caymus Capital Partners	A**, C	N/A
M. James Gorrie*	54	2014	Chief Executive Officer of Brasfield & Gorrie, LLC	A, G	ProAssurance Corporation
James T. McManus, II	58	2006	Chairman, President and Chief Executive Officer of Energen		N/A
Laurence M. Downes*	59	N/A	Chairman, President and Chief Executive Officer of New Jersey Resources Corporation	±	New Jersey Resources Corporation

A	Audit Committee
C	Compensation Committee
G	Governance & Nominations Committee

* Independent Director or Director Nominee

** Chair of Committee

± Mr. Downes will serve on the Audit and Compensation Committees if elected to the Board.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Energen Corporation, an Alabama corporation, of proxies for use at the 2017 Annual Meeting of Shareholders of the Company and at any adjournment or postponement of the Annual Meeting.

You are invited to attend our Annual Meeting on May 3, 2017, beginning at 8:30 a.m., CDT. The Annual Meeting will be held at our principal office, 605 Richard Arrington Jr. Blvd. North,

Birmingham, Alabama 35203-2707. You may call Investor Relations at 1-800-654-3206 for additional directions to the Annual Meeting location.

The Notice Regarding the Availability of Proxy Materials (“Notice of Internet Availability”), Proxy Statement and form of proxy or voting instruction card are being mailed or made available to shareholders beginning on or about March 22, 2017.

2.	WHAT ITEMS WILL BE VOTED ON AT THE ANNUAL MEETING?

Shareholders will vote on four items at the Annual Meeting:

◾	the election of three members of the Board of Directors for three-year terms and one member of the Board of Directors for a one-year term;

◾	ratification of the appointment of PricewaterhouseCoopers LLP as Energen’s independent registered public accounting firm for 2017;
◾	an advisory vote on Energen’s executive compensation; and

◾	an advisory vote on the frequency of shareholder approval of Energen’s executive compensation.

At the date this Proxy Statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

3.	WHAT ARE THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?

The Board of Directors recommends that you vote your shares:

◾	“FOR” election of each of the nominees to the Board of Directors;

◾	“FOR” ratification of the appointment of PricewaterhouseCoopers LLP as Energen’s independent registered public accounting firm for 2017;
◾	“FOR” the proposal regarding an advisory vote on executive compensation; and

◾	“ONE YEAR” for the proposal regarding an advisory vote on the frequency of shareholder approval of executive compensation.

4.	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of record of Energen common stock at the close of business on February 28, 2017 are entitled to receive this notice of Annual Meeting and Proxy Statement and to vote their shares at the Annual Meeting. As of that date, a total of

97,187,767 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

5.	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered in your name with Energen’s transfer agent, Computershare, you are the “shareholder of record” of those shares. The Notice of Internet Availability and, if requested, Proxy Statement and any accompanying materials, have been provided directly to you by Energen.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. The Notice of Internet Availability and, if requested, Proxy Statement and any accompanying materials, have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instructions included on the Notice of Internet Availability or the form of proxy or by following your holder of record’s instructions for voting by telephone or on the Internet.

If you hold your shares as a participant in the Energen Corporation Employee Savings Plan, the proxy that you submit will provide your voting instructions to the plan trustee. If you do not submit a proxy, the plan trustee will vote your plan shares in the same proportion as the shares for which the trustee receives voting instructions from other participants in that plan. To allow sufficient time for the savings plan trustees to tabulate the vote of the plan shares, your voting instructions must be received before the close of business on April 28, 2017.

6.	HOW DO I VOTE?

Shareholders of record may vote using any of the following methods:

By mail

Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

If you do not have the prepaid envelope, please mail your completed proxy card to Proxy Services, c/o Computershare Investor Services, P.O. Box 30202, College Station, TX 77842-9909.

By telephone or on the Internet

Shareholders of record can vote by calling the toll-free telephone number on the proxy card. Please have the proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

You may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability or the proxy card to vote online. The website for Internet voting for shareholders of record is www.investorvote.com/EGN. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on May 2, 2017.

If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.

Voting by beneficial owners

The Notice of Internet Availability and, if requested, Proxy Statement and any accompanying materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instructions included in the materials forwarded to you by the holder of record, which may be different from the instructions mailed to shareholders of record, or by following their instructions for voting by telephone or on the Internet. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive.

In person at the Annual Meeting

Shareholders who attend the Annual Meeting may vote in person at the Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

Please vote promptly

Your vote is important. You can save us the expense of a second mailing by voting promptly.

7.	WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE?

Shareholders of record

You can revoke your proxy at any time before it is exercised by:

◾	written notice to the Secretary of the Company;

◾	timely delivery of a valid, later-dated proxy; or

◾	voting by ballot at the Annual Meeting.

Beneficial owners

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.

Employee Savings Plan participants

If you hold shares in the Energen Corporation Employee Savings Plan, you can change your voting instructions for those shares by voting again by telephone or by Internet or by returning a later dated proxy card. To allow sufficient time for the savings plan trustees to tabulate the vote of the plan shares, if you hold shares in the Energen Corporation Employee Savings Plan, your voting instructions (or any change to such instructions) must be received before the close of business on April 28, 2017.

8.	WHAT IS A QUORUM FOR THE ANNUAL MEETING?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Proxies relating to shares held by beneficial owners that are voted by brokers on some matters will be treated as shares present for determining the presence of a quorum, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld from the broker (i.e. broker non-votes).

9.	WHAT IS A BROKER NON-VOTE?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker on how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (NYSE). If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory approval of executive compensation or the advisory approval of the frequency of shareholder approval of executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

10.	WHAT ARE THE VOTING REQUIREMENTS TO ELECT THE DIRECTORS AND TO APPROVE EACH OF THE PROPOSALS DISCUSSED IN THIS PROXY STATEMENT?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of Votes Cast	No
Ratification of PricewaterhouseCoopers	Majority of Votes Cast	Yes
Advisory Approval of Executive Compensation	Majority of Votes Cast	No
Advisory Approval of Frequency of Shareholder Approval of Executive Compensation	Alternative Receiving Highest Vote	No

If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast.

Election of Directors; Majority Vote Policy

Directors must be elected by a majority of the votes cast. This means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee.

Abstentions and broker non-votes are not counted as votes “for” or “against” a Director nominee.

Ratification of PricewaterhouseCoopers LLP

The votes cast “for” must exceed the votes cast “against” to approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

Advisory Approval of Executive Compensation

The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

Advisory Approval of Frequency of Approval of Executive Compensation

The option that receives the highest number of votes cast by the shareholders will be the frequency for the advisory vote on executive compensation deemed approved by the shareholders. Abstentions and broker non-votes are not counted as votes for any of the options.

11.	HOW WILL MY SHARES BE VOTED AT THE ANNUAL MEETING?

At the Meeting, the proxy holders appointed by the Board of Directors (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

◾	FOR election of each of the Director nominees named in this Proxy Statement;

◾	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2017 fiscal year;

◾	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers; and

◾	ONE YEAR, for the frequency of the advisory vote on executive compensation.

12.	COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the proxy holders appointed by the Board of Directors will have the discretion to vote for you on such matters.

13.	WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

Energen will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our Directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. Copies of proxy materials will be supplied to brokers, dealers, banks and voting trustees, or their nominees, to solicit proxies from beneficial owners, and we will reimburse these institutions for their reasonable expenses. We have engaged Okapi Partners, LLC of New York to assist in the solicitation of proxies. We will pay Okapi a fee not to exceed $7,500, plus reasonable expenses, for these services.

14.	WHO WILL COUNT THE VOTES?

Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspectors of election.

15.	WHY DID I RECEIVE A “NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS” BUT NO PROXY MATERIALS?

We distribute our proxy materials to shareholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or about March 22, 2017, we mailed a “Notice Regarding the Availability of Proxy Materials” to shareholders, containing instructions on how to access the proxy materials on the Internet.

16.	CAN I ACCESS THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND THE 2016 ANNUAL REPORT ON FORM 10-K ON THE INTERNET?

This Proxy Statement, the form of proxy card and the 2016 Annual Report on Form 10-K are available at www.annualmeeting.energen.com. Securities and Exchange Commission (“SEC”) rules permit the Company to provide shareholders with proxy materials electronically instead of in paper form, even if they have not made an election to receive the material electronically.

ELECTION OF DIRECTORS

Our Board of Directors (or, the “Board”) has nominated three Directors for election for three-year terms and one Director nominee for election for a one-year term. The Board is divided into three classes serving staggered three-year terms. The terms of three of the present Directors expire at this Annual Meeting: Kenneth W. Dewey, M. James Gorrie and James T. McManus, II. Messrs. Dewey, Gorrie and McManus have been nominated for re-election as Directors for terms expiring in 2020. The Board also has nominated Laurence M. Downes to serve as Director for a term expiring in 2018. Stephen A. Snider is retiring from our Board effective as of the date of the Annual Meeting.

Our Board of Directors recommends that Kenneth W. Dewey, M. James Gorrie and James T. McManus, II be elected to serve in the class with terms expiring in 2020 and Laurence M. Downes be elected to serve in the class with a term expiring in 2018. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. We expect each nominee for election as a Director to be able to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented below under the caption “Governance of the Company.”

Unless you otherwise direct on the proxy form, the proxy holders intend to vote your shares in favor of the above listed nominees. To be elected, a nominee must receive a majority of the votes cast at the Annual Meeting in person or by proxy. If one or more of the nominees becomes unavailable for election or service as a Director, the proxy holders may vote your shares for one or more substitutes designated by the Board of Directors.

GOVERNANCE OF THE COMPANY

The members of our Board of Directors, including the four nominees for election, are identified below.

NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2020

Name and Year First Became Director	Principal Occupation and Other Information

KENNETH W. DEWEY Director since 2007	Mr. Dewey, 63, is a co-founder and board member of Caymus Capital Partners, a market-neutral energy equity fund manager. Mr. Dewey was a co-founder of Randall & Dewey, a full-service transaction advisory firm specializing in oil and gas mergers, acquisitions and divestments. Randall & Dewey provided marketing, transaction, evaluation and research services for clients ranging from small, privately held firms to integrated energy companies and major oil companies. Mr. Dewey served as Randall & Dewey’s Chief Financial Officer from 1989 until his 2006 retirement following the firm’s 2005 acquisition by Jefferies & Company. From 1978 to 1989, Mr. Dewey held a variety of positions with Amoco Corporation and its subsidiaries. Mr. Dewey is a graduate of Stanford University (A.B. economics) and Wharton School, University of Pennsylvania (M.B.A.).

M. JAMES GORRIE Director since 2014	Mr. Gorrie, 54, is CEO of Brasfield & Gorrie, LLC, one of the largest privately held construction firms in the United States. It provides construction and construction management services for a wide variety of projects, including commercial, institutional, healthcare, industrial, and treatment plant construction. Mr. Gorrie joined Brasfield & Gorrie in 1984 and served in various roles prior to his election as President in 1994, a position which he held until 2015. He has served as CEO since his election to that position in 2011. Mr. Gorrie serves as a director of one other publicly traded company, ProAssurance Corporation. He is a graduate of Auburn University (B.S. building science).

JAMES T. MCMANUS, II Director since 2006	Mr. McManus, 58, is Chairman of the Board, President and Chief Executive Officer of the Company. He has been employed by Energen Corporation and its subsidiaries in various capacities since 1986. He was elected Executive Vice President and Chief Operating Officer of Energen Resources Corporation in October 1995 and President of Energen Resources in April 1997. He was elected President and Chief Operating Officer of the Company effective January 1, 2006, Chief Executive Officer effective July 1, 2007, and Chairman of the Board effective January 1, 2008. Prior to joining the Company, Mr. McManus worked for PricewaterhouseCoopers as a certified public accountant. Prior to its September 2016 acquisition, Mr. McManus served as a director of Questar Corporation. He is a graduate of the University of Alabama (B.S. accounting).

NOMINEE FOR ELECTION AS DIRECTOR FOR A ONE-YEAR TERM EXPIRING IN 2018

Name	Principal Occupation and Other Information

LAURENCE M. DOWNES	Mr. Downes, 59, is Chairman of the Board, President and Chief Executive Officer of New Jersey Resources Corporation (NYSE:NJR), an energy services holding company with natural gas distribution, energy services, clean energy, and midstream assets. He has served as its Chairman since 1996 and as President and CEO since 1995. He is a Director and past Chairman of the American Gas Association, Trustee of the American Gas Foundation, and a member of the Board of Directors of the New Jersey Economic Development Authority. Prior to its September 2016 acquisition, Mr. Downes served as a director of Questar Corporation. Mr. Downes is a graduate of Iona College (B.B.A. Finance and M.B.A.).

RETIRING DIRECTOR

Name	Principal Occupation and Other Information

STEPHEN A. SNIDER Director since 2000	Mr. Snider, 69, retired in 2009 as Chief Executive Officer and director of Exterran Holdings, Inc., a global natural gas compression services company, and also retired as Chief Executive Officer and director for the general partner of Exterran Partners, L.P., a domestic natural gas contract compression services business. Mr. Snider has over 30 years of experience in senior management of operating companies. He serves as a director of two other publicly traded companies – Tetra Technologies, Inc. and Thermon Group Holdings, Inc. He has within the past five years served as a director of Dresser Rand Group, Inc., and Seahawk Drilling Incorporated. Mr. Snider is a graduate of the University of Detroit (B.S. civil engineering) and the University of Colorado at Denver (M.B.A.).

DIRECTORS WHOSE TERMS EXPIRE IN 2018

Name and Year First Became Director	Principal Occupation and Other Information

WILLIAM G. HARGETT Director since 2015	Mr. Hargett, 67, has 35 years of North American oil and gas industry experience. He retired in 2007 as Chairman, President, and CEO of publicly-traded Houston Exploration Company, following its merger with Forest Oil. He joined Houston Exploration in 2001 as President and CEO and was elected Chairman in 2004. Mr. Hargett began his career in 1973 as Exploration Geologist with Amoco Production Company; in 1974 he joined Tenneco Oil Company serving in various exploration positions including Exploration Manager Gulf Coast Division from 1984 to 1988; in 1988 he became President and Director – North Central Oil Company; in 1993 President – Amax Oil and Gas Inc.; in 1994 President and Chief Operating Officer (USA) – Greenhill Petroleum Corp.; and in 1997 President, Chief Operating Officer, and Director – Snyder Oil Company and, following its 1999 merger, President North America – Sante Fe Snider. Mr. Hargett is a graduate of the University of Alabama (B.S. geology; M.S. geology).

ALAN A. KLEIER Director since 2015	Mr. Kleier, 63, retired in 2013 as Vice President of Chevron’s Mid-Continent Business Unit, a position which he had held since 2011. He began his career in 1977 with Texaco Exploration and Production, Inc. as Field Engineer/Drilling Foreman, subsequently serving in roles of increasing responsibility. At the time of the 2001 Chevron-Texaco merger, Mr. Kleier was Texaco’s Vice President, Central United States Business Unit. After the merger, he held the following positions within the Chevron organization: 2001 – Vice President Permian Basin Unit; 2003 – Vice President International Upstream; and 2004 – General Manager of Operations/Managing Director Southern Africa Strategic Business Unit (Angola). He recently accepted a position on the Industrial Board of Advisors for the University of Louisville J.B. Speed School of Engineering. Mr. Kleier is a graduate of the University of Louisville (B.S. mechanical engineering and M.E. mechanical engineering).

DIRECTORS WHOSE TERMS EXPIRE IN 2019

Name and Year First Became Director	Principal Occupation and Other Information

T. MICHAEL GOODRICH Director since 2000	Mr. Goodrich, 71, retired in 2008 as Chairman of the Board and Chief Executive Officer of BE&K, Inc., an international engineering and construction firm headquartered in Birmingham, Alabama. Upon retirement, Mr. Goodrich founded an investment and consulting company, Timberline Management Co., Inc. He joined BE&K in 1972 as Assistant Secretary and General Counsel, was named President in 1989 and was named Chairman and Chief Executive Officer in 1995. Mr. Goodrich is active in a number of industry and civic organizations including the National Academy of Construction. In addition to Energen, Mr. Goodrich serves as a director of one other publicly traded company – Synovus Financial Corp. He is also a director of First Commercial Bank. Mr. Goodrich is a graduate of Tulane University (civil engineering) and the University of Alabama School of Law (J.D.).

JAY GRINNEY Director since 2012	Mr. Grinney, 66, retired in 2016 as President, Chief Executive Officer and a director of publicly traded HealthSouth Corporation, one of the country’s largest providers of post-acute healthcare services. He was named to these positions in May 2004. Prior to joining HealthSouth, Mr. Grinney served in a number of senior management positions with HCA, Inc., or its predecessor companies, in particular, serving as president of HCA’s Eastern Group from May 1996 to May 2004, president of the Greater Houston Division from October 1993 to April 1996 and as chief operating officer of the Houston region from November 1992 to September 1993. Before joining HCA, Mr. Grinney held several executive positions during a nine-year career at the Methodist Hospital System in Houston, TX. Mr. Grinney has served in a number of community and civic leadership roles and presently serves on the board of directors of the Community Foundation of Greater Birmingham. He is a graduate of St. Olaf College (B.A. psychology), Washington University School of Medicine (M.H.A.), and Washington University Graduate School of Management (M.B.A.).

FRANCES POWELL HAWES Director since 2013	Ms. Hawes, 62, an independent financial consultant, has an extensive background in finance with publicly traded and private companies and is a CPA. Ms. Hawes served as Chief Financial Officer of New Process Steel, L.P., a privately held steel distribution business in the United States and Mexico from September 2012 through December 2013; as Senior Vice President and Chief Financial Officer of American Electric Technologies, Inc. from 2011 to 2012, as Interim Chief Financial Officer of Sterling Chemicals, Inc. from 2009 to 2010; as Executive Vice President and Treasurer of NCI Building Systems, Inc. from 2005 to 2008; as a financial advisor to London Merchant Securities LPC, a real estate and investment company, from 2003 to 2005; and as Chief Financial Officer and Treasurer of Grant Prideco, Inc., a manufacturer of engineered tubular products for the energy industry, from 2000 to 2001. Ms. Hawes serves as a director of one other publicly traded company, Archrock, Inc. She is active in a number of civic and professional organizations and serves as an executive officer for Financial Executives International – Houston, Texas Chapter. She is a graduate of the University of Houston (B.B.A.).

Each of our Directors also serves as a Director of Energen Resources Corporation (“Energen Resources”), our principal subsidiary.

DIRECTOR SKILLS AND QUALIFICATIONS

Our Governance and Nominations Committee considers the qualifications and backgrounds of each of our Directors when nominated for service on our Board of Directors, and believes that each Director named above possesses skills and qualifications that enhance the quality of the Board as a whole. With respect to the four nominees, we note that:

•	Mr. Dewey’s extensive experience evaluating oil and gas property acquisitions and knowledge of the oil and gas resource base together with his financial expertise enhances the Board’s oversight and evaluation of Company operations, performance and opportunities.

•	Mr. Gorrie, Chief Executive Officer of Brasfield & Gorrie, LLC, has many years of senior executive experience, including service as a director of another publicly traded company. He brings to our Board the executive leadership, project management and risk assessment perspectives of a chief executive officer and provides an additional public company perspective.

•	Mr. McManus, our Chairman and Chief Executive Officer, has successfully served in various Company leadership roles for 30 years. He provides the Board with broad knowledge of Company operations and strategies and extensive industry involvement.

•	Mr. Downes, Chairman of the Board, President and Chief Executive Officer of New Jersey Resources Corporation, has many years of senior executive experience, including over two decades as a director and chief executive of a publicly-traded company. He brings to our Board the executive, governance and business analysis perspectives of a public company chief executive officer, significant financial expertise, and energy industry experience and knowledge.

Our nominees’ respective business backgrounds are discussed above in more detail.

SELECTION OF BOARD NOMINEES

Our Governance and Nominations Committee identifies and evaluates Board candidates using one or more informal processes deemed appropriate for the circumstances. A determination of whether to pursue discussions with a particular individual is made after discussion by the Committee and may be preceded by formal or informal discussions involving one or more or all of the other Board members. Information considered by the Committee may include information provided by the candidate and one or more Committee or Board members. The Committee will also consider potential committee service by Board candidates at the time such candidates are evaluated for membership on the Board and, if the Board has vacancies on a particular committee or foresees such a vacancy, the Committee may be more likely to consider Board candidates with credentials and experience suitable for service on such committee. Board candidates are expected to possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They are also expected to have an inquisitive and objective perspective, practical wisdom, and good judgment. In addition to these fundamental characteristics, the Committee seeks to assemble and maintain a Board membership with a diverse portfolio of expertise, education, and experience conducive to generating multiple perspectives on the business, community, and strategic issues and opportunities encountered or anticipated by the Company. Once appropriate candidates have been identified, the Committee recommends nominations to our Board.

During fall 2016, in anticipation of future Director retirements, the Committee reviewed its prior discussions of potential board candidates and desired attributes. With respect to attributes, in addition to the characteristics described in the preceding paragraph, the Committee focused on public company experience. The Committee selected a previously identified candidate for further consideration and interviews and at the end of the process was pleased to recommend Laurence M. Downes for election to the Board at this Annual Meeting. Mr. Downes first came to the attention of the Committee as a recommendation from the Board’s Chairman.

Our Governance and Nominations Committee has not adopted a policy or procedure for the consideration of Director candidates recommended by shareholders. Our Board does not recall an instance in which a shareholder (other than a shareholder serving as an officer or Director) has recommended a Director candidate; however, as stated in prior years, the Governance and Nominations Committee will consider timely shareholder recommendations. Our Company Bylaws contain detailed procedures for shareholders desiring to nominate, instead of recommend, a Director candidate. For this Annual Meeting, the Governance and Nominations Committee did not receive any Director candidate recommendations from shareholders holding at least 5% of our common stock.

BOARD AND COMMITTEES

In 2016, our Board held 12 meetings and committees of the Board held 13 meetings. Each Director attended 75% or more of the aggregate of all meetings of the Board and the committees on which the Director served during 2016. We encourage and expect our Board members to attend our Annual Meeting absent extenuating circumstances, but we do not have a formal policy requiring attendance. All of our Board members attended our Annual Meeting held in 2016.

Our Board has the following three committees, each with a written charter adopted by the Board and available on our website:

•	Audit Committee;

•	Governance & Nominations Committee; and

•	Compensation Committee.

The following table summarizes the primary purpose and function of each committee.

Committee	Primary Purpose and Function
Audit

•   Assist the Board in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors;

•   appointment, compensation, retention, discharge and replacement of the Company’s independent auditors; and

•   prepare a Committee report as required by the SEC to be included in the Company’s annual Proxy Statement.

Governance & Nominations

•   Review and advise the Board on general governance and structure issues, including corporate governance principles and guidelines applicable to the Company;

•   lead the Board’s Director succession planning;

•   review potential Board candidates and recommend Director nominations to the Board; and

•   review and recommend non-employee Director compensation to the Board.

Committee	Primary Purpose and Function
Compensation

•   Review and approve base salaries, corporate goals and objectives in relation to performance-based compensation, benefits, and equity awards. Evaluate the CEO’s performance based on these goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board) determine and approve the CEO’s compensation level based on that evaluation;

•   make recommendations to the Board with respect to non-CEO executive officer compensation, incentive compensation plans and equity-based plans that are subject to Board approval;

•   produce an annual report on executive compensation as required by the SEC to be included in or incorporated by reference into the Company’s Proxy Statement or other applicable SEC filings; and

•   under delegation from our Board, determine and approve our compensation philosophy, the compensation of our non-CEO executive officers and equity-based compensation applicable to non-executive officer employees.

The table below provides membership and meeting information for each of the standing Board committees for 2016.

Name	Audit	Compensation	Governance & Nominations
Dewey*	C	M
Goodrich*		M	C
Gorrie*	M		M
Grinney*(b)	M	C
Hargett*	M
Hawes*	M		M
Kleier*	M
McManus (a)
Snider*(b)		M	M
Youngblood*(c)			M
2016 Meetings	5	6	2

C: Chair                M: Member                *Independent Director

(a)	Mr. McManus, as Chief Executive Officer of the Company, is not a member of any Committee.
(b)	Mr. Grinney succeeded Mr. Snider as Chair of the Compensation Committee effective December 15, 2016.
(c)	Mr. Youngblood retired from the Board effective May 3, 2016.

INDEPENDENCE DETERMINATIONS; RELATED PARTY TRANSACTIONS

Our Board of Directors has adopted independence standards consistent with the listing standards adopted by the NYSE. A Director will be considered “independent” and found to have no material relationship with the Company if:

(1)  During the prior three years:

•	The Director has not been an employee of the Company or any of its subsidiaries;

•	No immediate family member of the Director has been an executive officer of the Company;

•	Neither the Director nor an immediate family member of the Director has received more than $120,000 per year in direct compensation from the Company other than director and committee fees and pension or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on future service);

•	Neither the Director nor an immediate family member of the Director has been employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; and

•	The Director has not been an executive officer or employee, and no immediate family member of the Director has been an executive officer, of a company that made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues;

and

(2) •	The Director is not a current partner or employee of a firm that is the Company’s internal or external auditor;
•	The Director does not have an immediate family member who is a current partner of such a firm;

•	The Director does not have an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; and

•	Neither the Director nor an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

In February 2017, the Board of Directors reviewed the independence of its members and Mr. Downes under the independence standards set forth above. The independence review did not identify any transactions, relationships or arrangements for consideration by the Board and the Board determined that, with the exception of Mr. McManus, each of the current Directors and Mr. Downes is independent of the Company. Mr. McManus is not considered an independent Director due to his employment as Chief Executive Officer of the Company.

The Board of Directors has determined that each member of the Audit Committee meets the independence standards required by applicable SEC regulations and NYSE listing standards, and the financial literacy and accounting or financial management requirements of the NYSE listing standards. The Board has also determined that Ms. Hawes is an audit committee financial expert under the rules and regulations of the SEC.

The Board of Directors has determined that each member of the Compensation Committee and the Governance and Nominations Committee meets the independence requirements of applicable SEC regulations and NYSE listing standards.

Although the Company does not have specific policies and procedures for the review, approval or ratification of Company transactions in which any Director, executive officer or other related person will have a direct or indirect material interest, the Company does have conflict of interest disclosure requirements in its Business Conduct Guidelines and its Corporate Governance Guidelines. The Business Conduct Guidelines require each officer, employee and Director to notify the Company if he/she or a close family member has a financial interest in a transaction involving the Company. The Corporate Governance Guidelines further provide that Directors are expected to disclose to the Board any potential conflicts of interest that they may have with respect to any matters under discussion and refrain from voting on such matters, if appropriate.

We rely on our Directors and executive officers to make advance disclosure to the Board of

Directors of transactions with the Company in which a Director or an executive officer will have a direct or indirect interest. Our Board of Directors would then evaluate and determine whether to approve any such proposed transaction. Failure to disclose such a transaction to our Board of Directors in advance and to seek approval from our Board prior to engaging in such a transaction would constitute a violation of our Company’s Business Conduct Guidelines. Our Directors and executive officers also complete an annual questionnaire that identifies or confirms the absence of any direct or indirect participation in any transaction with the Company.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Chairman of the Company’s Board of Directors is Mr. McManus, who also serves as the Company’s Chief Executive Officer. This combined Chairman-CEO leadership role has been used by the Company for many years except during brief succession transition periods. The Company has also always had a majority independent Board membership. Currently, Mr. McManus is the only non-independent member of the Board. Under our Corporate Governance Guidelines, our Board designates a Lead Director for purposes of convening and chairing meetings of our non-management Directors. The role of Lead Director is currently filled by Mr. Goodrich. Effective May 1, 2017, Mr. Dewey will succeed Mr. Goodrich as Lead Director. Based on many years of experience, the Board believes that this structure serves the Company well in providing effective and efficient leadership with active independent oversight.

The Board exercises its risk oversight role through Board and Committee meetings. The Board has developed a matrix identifying key risks and specifying full Board or specific Committee oversight responsibility. The Governance and Nominations Committee is charged with coordinating periodic review, update and assessment of the matrix. As noted above, a majority of the Board members and all Committee members are independent. Risk oversight matters are discussed and reviewed in various ways: normal agenda items; presentations in response to Director requests; presentations initiated by management; and issues raised and discussed during the course of Board and Committee meetings.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Based on past experience, we expect to receive and respond to shareholder communications in a variety of ways. Our Board does not want to limit this flexibility and has not implemented a defined process for shareholders to send communications to the Board. Any shareholder or other interested person wishing to communicate with a member of the Board may send correspondence to his or her attention at Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707. The names, titles and committee assignments of our officers and Directors, together with our mailing address and telephone number, can be found on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). Also under that subheading, page 16 of our Business Conduct Guidelines details the procedure adopted by our Audit Committee for the handling of inquiries and correspondence relating to errors, deficiencies and misrepresentations in accounting, internal control, and audit related matters. Such inquiries and correspondence are to be forwarded by our General Counsel to the Chairman of our Audit Committee.

CODE OF ETHICS

The Company has a code of ethics, titled Business Conduct Guidelines, which is applicable to all of the Company’s employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Business Conduct Guidelines are also applicable to all of the

Directors of the Company. We intend to post amendments to or waivers from the Business Conduct Guidelines that are applicable to the Company’s Directors, principal executive officer, principal financial officer and principal accounting officer on our website.

AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS.

Our corporate governance documents are available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). Our corporate governance documents include the following:

•	Corporate Governance Guidelines;

•	charters for each Board committee; and

•	Business Conduct Guidelines.

Shareholders also may obtain copies of these documents from us without charge by requesting such documents in writing or by telephone at the following address or telephone number:

Energen Corporation

Attn: Corporate Secretary

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Phone: (205) 326-2700

COMPENSATION COMMITTEE PROCESS

The Compensation Committee is responsible for overseeing and administering the Company’s executive compensation program. The Compensation Committee establishes the salaries and other compensation of the executive officers of the Company, including the Chairman and CEO, the CFO, and other executive officers named in the Summary Compensation Table. In setting salaries and granting other forms of compensation, the Compensation Committee receives and considers information and recommendations from the CEO and the Vice President of Administration. The Compensation Committee also reviews and considers reports and analysis provided by its executive compensation consultant, Pay Governance, LLC (“Pay Governance”). Pay Governance is engaged by the Company at the direction of the Compensation Committee. The Compensation Committee conducted an assessment of the independence of Pay Governance utilizing the factors identified in Rule 10C-1 promulgated under the Securities Exchange Act of 1934, as amended. Pay Governance did not identify any conflicts to be considered by the Compensation Committee as part of its independence analysis. Management meets with Pay Governance representatives and participates in most meetings between Pay Governance and the Compensation Committee. Pay Governance provides assessments of the competitiveness of the Company’s executive compensation levels and practices relative to relevant executive labor markets and other assignments as required by the Compensation Committee. The

Compensation Committee regularly meets in executive sessions without management present. For a more detailed description of the Compensation Committee’s authority and interaction with management and Pay Governance, see “Compensation Discussion and Analysis” beginning on page 26 of this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Directors serving on the Compensation Committee has served as an officer or employee of the Company or had a relationship with the Company that required consideration by our Board of Directors in connection with their review of Director independence. No executive officer of the Company has served or serves on the compensation committee or board of any company that employed or employs any member of the Compensation Committee.

DIRECTORS’ COMPENSATION

2016 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)(1)	(d)	(e)	(f)	(g)	(h)

Dewey	88,500	98,003	-	-	-	-	186,503

Goodrich	76,500	98,003	-	-	-	-	174,503

Gorrie	72,000	98,003	-	-	-	-	170,003

Grinney	76,957	98,003	-	-	-	-	174,960

Hargett	70,500	98,003	-	-	-	-	168,503

Hawes	73,500	98,003	-	-	-	-	171,503

Kleier	70,500	98,003	-	-	-	-	168,503

Snider	80,043	98,003	-	-	-	-	178,046

Youngblood(2)	21,798	98,003	-	-	-	-	119,801

(1)	The Stock Awards in column (c) reflect the January 2016 grant of 2,830 shares under the Company’s Directors Stock Plan with a grant date value of $34.63 per share. There were no stock awards outstanding at year-end.

(2)	Mr. Gary C. Youngblood retired from the Board effective May 3, 2016.

The Governance and Nominations Committee charter provides that:

At such times as it determines appropriate or as requested by the Board, the Committee will review and make recommendations with respect to Director compensation. Such compensation is intended to be sufficient to attract and retain qualified candidates and may include a combination of cash and stock-based compensation.

Management discusses Director compensation with the Governance and Nominations Committee and makes recommendations on Director compensation that the Governance and Nominations Committee considers as part of its process in reviewing Director compensation. Except as noted below, the current schedule of Director monthly cash retainer fees and meeting fees has been in effect since January 1, 2014. The 2016 share awards were issued pursuant to the Amended and Restated Directors Stock Plan. The Governance and Nominations Committee targeted a grant of shares that would equal approximately $100,000 in value to each non-employee Director based on share prices during the first ten trading days of January 2016.

Non-employee Director Fees.

•	$51,000 annual retainer

•	$1,500 fee per Board meeting attended (effective February 2016, meeting fees are not paid for meetings scheduled as teleconference meetings)

•	Audit Committee:

-	Chair: $22,500 per year

-	Member: $10,500 per year

•	Compensation Committee:

-	Chair: $16,000 per year

-	Member: $6,000 per year

•	Governance and Nominations Committee:

-	Chair: $7,500 per year

-	Member: $4,500 per year

•	Lead Director: $3,000 per year (increases to $30,000 per year effective May 1, 2017)

No Director who is an employee of the Company is compensated for service as a member of the Board of Directors or any committee of the Board of Directors.

Share Awards and Deferred Compensation. Our Board has authority to make compensatory grants of stock, restricted stock and stock options to non-employee Directors pursuant to the Amended and Restated Directors Stock Plan at such times and in such amounts as the Board may determine. Awards under the Amended and Restated Directors Stock Plan are in addition to the payment of monthly cash retainers and meeting fees. The plan also allows each non-employee Director to elect to have any part or all of the cash fees payable for services as a Director of the Company and its subsidiaries paid in shares of common stock.

The Governance and Nominations Committee administers the Amended and Restated Directors Stock Plan. Although the plan has no fixed duration, the Board of Directors or our shareholders may terminate the plan. Our Board of Directors also may amend the plan from time to time, but any amendment that materially increases the benefits accruing to participants, increases the number of shares of common stock that may be issued or materially modifies eligibility requirements would require the approval of our shareholders.

Under the Company’s 1997 Deferred Compensation Plan, members of the Board of Directors may elect to defer part or all of their Director compensation. The 1997 Deferred Compensation Plan is discussed below in greater detail under the caption “Compensation Discussion and Analysis – 1997 Deferred Compensation Plan.”

Stock Ownership Guideline. The stock ownership expectation of non-employee Directors is 5,000 shares including share equivalents under the 1997 Deferred Compensation Plan. New Directors are expected to reach this ownership target within five years of joining the Board of Directors.

Other. The Company reimburses Directors for travel, lodging, and related expenses incurred in attending Board and Committee meetings. These reimbursements include the expenses incurred by the Directors’ spouses in accompanying the Directors at the invitation of the Company, along with taxes related to such payments.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has selected the accounting firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company with respect to its operations for the year 2017. While shareholder ratification of the appointment is not required, the Audit Committee has determined to seek input from the shareholders as part of the selection process. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for a number of years. If the appointment of PricewaterhouseCoopers LLP is not ratified by the shareholders, the matter of the appointment of an independent registered public accounting firm will be reconsidered by the Audit Committee.

The firm of PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2016, and the Audit Committee plans to continue the services of this firm for the fiscal year ending December 31, 2017. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

FEE DISCLOSURE

The following table presents fees billed or expected to be billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2016 and December 31, 2015, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2016	2015
(1) Audit fees	$1,292,000	$1,448,000
(2) Audit-related fees(a)	$87,000	$253,000
(3) Tax fees(b)	$96,000	$205,000
(4) All other fees	$0	$0

(a)	Includes fees for audits of certain of the Company’s employee benefit plans, review of the application of accounting standards and internal control review.
(b)	Includes fees incurred in connection with the Company’s tax returns and review of certain tax matters.

PRE-APPROVAL PROCESS

Our Audit Committee approved, directly or through our pre-approval process, one hundred percent (100%) of the services provided by PricewaterhouseCoopers LLP during 2016, and concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Our Audit Committee pre-approved the engagement through June 30, 2017 of the independent auditors with respect to the following services: (i) services necessary to perform the audit or review of the Company’s financial statements; (ii) audit-related services such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and internal control reviews; and (iii) tax services including preparation and/or review of, and consultation and advice with respect to, tax returns and reports; claims for tax refund; tax planning services; tax implications of changes in accounting methods and applications for approval of such changes; tax basis studies; tax implications of mergers, acquisitions and divestitures; tax issues relating to payroll; tax issues relating to employee benefit plans; requests for technical advice from tax authorities and tax audits and appeals (not including representation before a tax court, district court or federal court of claims or a comparable state or local court). In addition, the Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve the engagement of the independent auditors for services not covered by the above authority. All such pre-approvals must be reported to the Audit Committee at the next committee meeting.

REQUIRED VOTE

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required to ratify the appointment of

PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2016 AUDIT COMMITTEE REPORT

In compliance with the requirements of the NYSE, the Audit Committee has a formal written charter approved by the Board of Directors, a copy of which is available on our website under the heading “Investor Relations” and subheading “Corporate Governance” (www.energen.com). In connection with the performance of its responsibility under its charter, the Audit Committee has:

•	Reviewed and discussed the audited financial statements of the Company with management;

•	Discussed with the independent auditors the matters required to be discussed by PCAOB Auditing Standard No. 1301 (required communication by external auditors with audit committees);

•	Received from the independent auditors disclosures regarding the auditors’ independence required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with the auditors the auditors’ independence; and

•	Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The Audit Committee has also considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with maintaining their independence.

AUDIT COMMITTEE

Kenneth W. Dewey, Chair

M. James Gorrie

Jay Grinney

William G. Hargett

Frances Powell Hawes

Alan A. Kleier

SHARE OWNERSHIP

PRINCIPAL HOLDERS

The only persons known by the Company to be beneficial owners of more than five percent (5%) of the Company’s common stock are the following:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class Beneficially Owned(1)
Boston Partners(2) One Beacon Street Boston, MA 02108	8,995,989	9.27%
JPMorgan Chase & Co.(3) 270 Park Avenue New York, NY 10017	9,174,996	9.4%
Wellington Management Group LLP(4) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	6,448,781	6.64%
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	8,944,318	9.2%
The Vanguard Group(6) 100 Vanguard Blvd. Malvern, PA 19355	8,691,265	8.95%

(1)	Reflects shares reported on Schedule 13G as beneficially owned as of December 31, 2016.

(2)	In a Schedule 13G filed February 10, 2017, Boston Partners reported having sole power to vote 7,517,912 shares of common stock, shared power to vote 11,824 shares of common stock and sole power to dispose or direct the disposition of 8,995,989 shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by Boston Partners.

(3)	In a Schedule 13G filed January 13, 2017, JPMorgan Chase & Co., together with certain affiliated entities (“JPMorgan”), reported having sole power to vote 8,929,986 shares of common stock, sole power to dispose or direct the disposition of 9,158,277 shares of common stock and shared power to dispose or direct the disposition of 1,119 shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by JPMorgan.

(4)	In a Schedule 13G filed February 9, 2017, Wellington Management Group LLP, together with certain affiliated entities (“Wellington”), reported having shared power to vote 2,797,853 shares of common stock and shared power to dispose or direct the disposition of 6,448,781shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by Wellington.

(5)	In a Schedule 13G filed January 24, 2017, BlackRock, Inc., together with certain affiliated entities (“BlackRock”), reported having sole power to vote 8,399,527 shares of common stock and sole power to dispose or direct the disposition of 8,944,318 shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by BlackRock.

(6)	In a Schedule 13G filed February 9, 2017, The Vanguard Group, together with certain affiliated entities (“Vanguard”), reported having sole power to vote 57,000 shares of common stock, sole power to dispose or direct the disposition of 8,628,061 shares of common stock, shared power to vote 10,104 shares of common stock and shared power to dispose or direct the disposition of 63,204 shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by Vanguard.

DIRECTORS AND EXECUTIVE OFFICERS

As of February 28, 2017, our Directors and executive officers beneficially owned shares of our common stock as described in the table below. Beneficial ownership includes shares that each person has the right to acquire within sixty (60) days of February 28, 2017. Except as we have noted below, each individual listed below has sole voting power and sole investment power with respect to shares they beneficially own, and has not pledged any of their shares of our common stock. Company policy prohibits our officers and Directors from pledging our common stock or trading in derivatives of our common stock.

Name of Entity, Individual or Persons in Group	Number of Shares Beneficially Owned (1)(2)	Percent of Class Beneficially Owned(2)	Share Equivalents Under Deferred Plan (3)	Restricted Stock Units (4)
Kenneth W. Dewey	15,000	*	29,999	-
Laurence M. Downes	5,025	*	-	-
David Godsey	32,742	*	264	16,397
T. Michael Goodrich	47,572	*	-	-
M. James Gorrie	9,650	*	-	-
Jay Grinney	2,500	*	16,323	-
William G. Hargett	6,080	*	-	-
Frances Powell Hawes	2,990	*	6,701	-
Alan A. Kleier	1,000	*	4,580	-
James T. McManus, II	347,340	*	-	125,107
Charles W. Porter, Jr.	89,369	*	948	51,017
John S. Richardson	194,273	*	500	56,199
Stephen A. Snider	37,450	*	4,483	-
J. David Woodruff	174,559	*	831	23,802
All Directors and executive officers (15 persons)	974,532	1.00%	66,499	276,523

*	Less than one percent.

(1)	The shares of common stock shown above include shares owned by spouses and children, as well as shares held in trust. The shares of common stock shown above for Messrs. Godsey, McManus, Porter, Richardson, Woodruff and the other executive officers of the Company include shares that are held for their respective accounts under the Energen Corporation Employee Savings Plan. Messrs. Godsey, McManus, Porter, Richardson, Woodruff and all Directors and executive officers as a group hold presently exercisable options to acquire 10,164, 199,419, 51,763, 119,193, 74,556, and 459,903 shares of common stock, respectively, which amounts are included in the above table.

(2)	The number and percentage of common stock beneficially owned does not include share equivalents under the Energen Corporation Deferred Compensation Plan or restricted stock units.

(3)	Represents shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan. The value of Company Stock Accounts tracks the performance of the common stock. The Company Stock Accounts have no voting rights.

(4)	Represents shares of common stock issuable upon satisfaction of service period for restricted stock units. Restricted stock units have no voting rights.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our common stock, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 within specified time frames with the SEC, and to provide us with copies of all forms filed. We believe, based on a review of Forms 3, 4 and 5 furnished to us, that, during fiscal 2016, our executive officers, Directors and 10% shareholders complied in full with all applicable Section 16(a) filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Overview. The following discussion details how the Compensation Committee (“Compensation Committee”) of the Board of Directors of the Company determines compensation for the Company’s Chairman and CEO, the CFO, and the other executive officers named in the Summary Compensation Table (sometimes referred to as the “named executive officers” or the “NEOs”). The Company’s approach to executive compensation is guided by the following objectives:

◾	attract and retain highly qualified executives;

◾	link a substantial portion of individual compensation to Company performance; and

◾	align the interests of executives with the long-term interests of shareholders.

The Compensation Committee attempts to structure compensation packages for the named executive officers such that, at target performance, a majority of an officer’s compensation is delivered through incentive compensation, with a majority of total incentive compensation delivered through long-term incentive compensation. The Compensation Committee utilizes competitive data provided by the Company’s independent compensation consultant, input from the Chief Executive Officer regarding the performance of named executive officers other than himself, and consideration of internal equity to set total compensation ranges for each executive position and allocate compensation among salary, annual incentives and long-term incentives. The combination of salary, short-term incentives and long-term incentives is intended to compensate Company executives at approximately the 50th percentile of the market when the Company performs at a target level.

Compensation Practices. Energen’s executive compensation policies and practices include the following best practice features designed to align compensation with performance and the long- term interests of shareholders.

Energen Compensation Practices Include:	Energen Compensation Practices Do NOT Include:

✓      Annual cash incentive based on quantifiable metrics

✓      Long-term incentives 100% equity-based

✓      Majority of long-term incentives performance- based

✓      Long-term incentive performance measured against total shareholder return peer groups

✓      Double-Trigger Change in Control provisions (i.e. change in control plus termination)

✓      Stock ownership guidelines for Executives and Directors

✓      Annual “Say on Pay” vote

✓      Limited perquisites are provided

✓      Transitioned away from defined benefit plans

× Excise tax gross-up on Change in Control payments × Hedging of Energen Securities by Executives and Directors × Pledging of Energen Securities by Executives and Directors

Company Performance. During 2016, in response to challenging oil industry business conditions, the Company took aggressive steps to manage expenses and maintain its liquidity. Approximately $930 million was raised from an equity offering and the sale of non-core assets. As compared to the prior year, we reduced general and administrative expenses by approximately 36% and oil, natural gas liquids and natural gas production expenses by approximately 25%.

The Company had above target performance with respect to production, general and administrative expenses, lease operating expenses, drillbit finding and development costs, and safety. See page 32 for a detail of the targets and results for each of the 2016 Annual Incentive Compensation Plan performance criteria.

COMPENSATION ELEMENTS

Base Salary. The Compensation Committee’s objective of targeting compensation for named executive officers at the 50th percentile of the market translates into salary ranges for executives intended to approximate the median salaries for comparable positions in our peer companies. When making salary adjustments within the target ranges, the Compensation Committee considers competitive salary data, recommendations from the CEO and the Vice President of Administration, internal comparability considerations and the executive’s experience, tenure, and performance.

Annual Cash Incentives and Company Performance. Payment of annual cash incentive compensation is linked to the annual performance of the Company and its subsidiaries through performance factors established by the Compensation Committee at the beginning of each year. For 2016, our actual performance relative to the applicable metrics established for our plan fell between target and maximum. This result is reflected in the incentive payments described below.

Long-Term Equity Compensation. The Committee’s practice is to make annual grants of long-term equity incentives. In February 2017, as in recent years, the annual grant was a mix of performance shares (60%) and restricted awards (40%) (percentages indicate estimated value allocation).

Payout of performance shares is based on our total shareholder return performance relative to companies in the S&P Supercomposite Oil and Gas E&P Index. Performance shares have a three-year award measurement period. For the three-year award period ending December 31, 2016, the Company had a total shareholder return of -13%. Although negative, the return outperformed most of the companies in the index and placed the Company above the 80th percentile of the peer set. The operation of the plan is discussed in greater detail below.

COMPENSATION PHILOSOPHY

The Company’s executive compensation program is designed to serve the Company and its shareholders by aligning executive compensation with shareholder interests and by encouraging and rewarding management initiatives that will benefit the Company, its shareholders and employees over the long-term. Specifically, the executive compensation program seeks to:

◾	attract and retain highly qualified executives;

◾	link a substantial portion of individual
compensation to Company performance; and

◾	align the interests of executives with the long-term interests of shareholders.

The Company’s executive compensation program includes base salary, annual cash incentive awards, long-term equity-based incentive opportunities and retirement benefits. In the case of a change in control, we also provide severance compensation for qualified terminations related to the change in control.

The Compensation Committee believes that each of these components is a factor in the attraction, retention and motivation of qualified executives. The annual cash and long-term equity incentives link each executive’s compensation to corporate performance, with the annual cash incentives keyed to short-term financial and operational objectives and the long-term equity incentives providing alignment with shareholder returns.

The combination of salary, short-term cash and long-term equity incentives is intended to compensate Company executives at approximately the 50th percentile of the market when the Company performs at a target level; above median when the Company performs above target; and below median for below-target performance. Target performance represents the performance expectations of the Compensation Committee as measured by the performance metrics set by the Compensation Committee for the Annual Incentive Compensation Plan and the relative total shareholder return performance target associated with our use of long-term performance shares. The allocation between the various elements of the compensation package is intended to emphasize incentive compensation while remaining in line with market allocations for similar positions in comparable companies. As shown in the chart below, a majority of 2016 target compensation was represented by incentive compensation and a majority of the incentive compensation was represented by long-term equity incentive compensation. The allocation to incentive compensation increases with position seniority since we believe that the compensation of our most senior executives should be linked most closely to Company performance.

ADMINISTRATION OF EXECUTIVE COMPENSATION ROLES AND RESPONSIBILITIES

Role of the Compensation Committee: The Compensation Committee oversees and administers the Company’s executive compensation program. It establishes the salaries and other compensation of the executive officers of the Company, including the named executive officers. On an annual basis, the Committee conducts performance evaluations of the CEO that include obtaining written input from each of the independent members of the Board of Directors. As noted below, the Committee then meets with the CEO to discuss his performance. Each member of the Compensation Committee is an independent Director.

Role of Management: In evaluating compensation, the Compensation Committee receives and considers information and recommendations from the CEO and the Vice President of Administration. On an annual basis, the Compensation Committee meets with the CEO to discuss his performance and the CEO provides the Compensation Committee with his evaluation of the performance of the other executive officers in connection with the annual compensation review of those officers.

Role of the Compensation Consultant: The Compensation Committee also reviews and considers reports and analysis provided by its independent executive compensation consultant, Pay Governance. Pay Governance is engaged by the Company at the direction of the Compensation Committee. The Compensation Committee determined Pay Governance to be independent following consideration of the factors identified in Rule 10C-1(b)(4) promulgated under the Exchange Act. Management meets with Pay Governance representatives and participates in most meetings between Pay Governance and the Compensation Committee.

Pay Governance provides assessments of the competitiveness of the Company’s executive compensation levels and practices relative to relevant executive labor markets and other assignments as requested by the Compensation Committee. Specifically, during 2016, Pay Governance assisted the Compensation Committee and the Company in the following areas:

◾	providing information on general trends in executive compensation;

◾	providing prevalence and plan design information on various types of incentive plans;
◾	providing compensation analyses of the competitiveness of the compensation of the Company’s executive positions, including an assessment of our pay and performance relative to peers; and

◾	preparing estimates of the benefits to be received by each named executive officer in the event of a change in control.

Pay Governance does not make specific recommendations on individual pay levels, but rather provides competitive data for review and use by the Compensation Committee and Company. The Compensation Committee uses the Pay Governance-provided data and analysis for general reference purposes.

Each year, the Compensation Committee examines the competitive salary data provided by Pay Governance to determine base salary ranges for the Company’s executive officers, including the named executive officers. The Compensation Committee also reviews the market data provided by Pay Governance to assess the total compensation levels that would place Company executives at approximately the 50th percentile of the market, assuming the Company meets target performance objectives. In accordance with its practice in prior years, the Compensation Committee reviewed compensation data and analyses provided by Pay Governance in setting 2016 compensation. The information provided by Pay Governance utilized compensation data and analyses from two reference points: (1) Custom Peer Group – 22 oil and gas companies and (2) Energy Sector – size adjusted companies from the 2014 Energy Sector Mercer Total Compensation Survey. Companies included in the Custom Peer Group data base are listed on Appendix A. The Compensation Committee has not requested a listing of the companies selected by Pay Governance from the Mercer survey.

2016 COMPANY PERFORMANCE

During 2016, the Company successfully responded to a challenging oil industry business environment. Oil prices, which had declined significantly during 2015, continued their decline into 2016 with West Texas Intermediate trading in the mid-$20 range by February. The Company took aggressive steps to manage expenses and maintain its liquidity. We raised approximately $380 million from an equity offering plus approximately $552 million from the sale of non-core assets. As compared to the prior year, we reduced general and administrative expenses by approximately 36% and reduced oil, natural gas liquids and natural gas production expenses by approximately 25%. We ended the year with a strong balance sheet, an attractive Permian Basin portfolio of properties, an active drilling program, and 2016 reserve additions that replaced production by almost 300%.

The Company exceeded performance targets for production, general and administrative expenses, lease operating expenses, drillbit finding and development costs, and safety. See page 32 for a detail of the targets and results for each of the 2016 Annual Incentive Compensation Plan performance criteria.

BASE SALARY

As discussed above, the Compensation Committee attempts to provide competitive salaries. During 2015, the Compensation Committee reviewed salary data intended to approximate the median salary of similar positions with comparable companies and it approved salary adjustments for 2016. In early 2016, however, in light of deteriorating oil and gas industry economic conditions, the Compensation Committee acted to hold base salaries at 2015 levels. When reviewing salaries, the Compensation Committee considers competitive salary data, recommendations from the CEO and the Vice President of

Administration, internal comparability considerations and the executive’s years of experience and performance.

The differences in amounts of compensation awarded to the named executive officers reflect differences in the competitive market data for the positions held by the executives as well as internal comparability. From an internal comparability perspective, Mr. McManus holds the position with the greatest corporate responsibility and thus has the highest compensation among the named executive officers.

ANNUAL CASH INCENTIVES

Annual Incentive Compensation Plan (AICP). In order to link compensation to the Company’s annual performance, officers are eligible each year for cash incentive awards under the AICP. Awards are based upon attaining performance objectives approved by the Compensation Committee.

In March 2016, the Compensation Committee established a baseline AICP performance hurdle for our named executive officers. In order to earn a cash incentive award under the AICP for the 2016 fiscal year, Adjusted EBITDAX (defined below) for the 2016 fiscal year must be equal to at least $50.0 million. If Adjusted EBITDAX was at least $50.0 million, the bonus pool would be funded at the maximum cash incentive level for each named executive officer. The Compensation Committee may apply negative discretion in determining actual cash incentives using the objectives and performance factors set forth below, individual performance and such other matters as the Compensation Committee deems appropriate. As defined by the Compensation Committee, “EBITDAX” means net income of the Company, plus interest, taxes, depreciation, accretion, impairment and exploration expenses. “Adjusted EBITDAX” means EBITDAX excluding the impact of (i) open mark-to-market gains and losses, (ii) changes in accounting principles or other provisions that materially affect reported results, (iii) gains or losses (net of severance payments) on asset dispositions with proceeds greater than $5 million, and (iv) EBITDAX on properties held for sale as of March 14, 2016, and/or sold properties with proceeds greater than $5 million for the fiscal year.

For 2016, the maximum cash incentive opportunity was 200% of the named executive’s target incentive opportunity (expressed as a percentage of base salary).

Named Executive Officer	Target Incentive Multiplier (as a % of salary)
McManus	110%
Porter	90%
Richardson	90%
Godsey	75%
Woodruff	65%

Upon satisfaction of the AICP performance hurdle, the maximum individual cash incentive is calculated as follows:

Base Salary	x	Target Incentive Multiplier Percentage	x	200%	=	Maximum Individual Cash Incentive

2016 AICP Performance Hurdle. Adjusted EBITDAX for 2016 equaled $300.2 million (See “Non-GAAP Financial Measures” on Appendix B for explanation and reconciliation). Since the Company exceeded the AICP performance hurdle for the 2016 fiscal year, the maximum cash incentive for each named executive officer was available for AICP cash incentive awards.

Following satisfaction of the AICP performance hurdle, the Compensation Committee calculates earned AICP incentives using the following formula – base salary x target incentive multiplier x performance factor score +/- individual performance (if any). For example, Mr. McManus’s 2016 AICP incentive was calculated as follows:

Calculation of McManus’s Actual AICP Incentive

Base Salary	X	Target Incentive Multiplier	X	Performance Factor Score	=	Actual Incentive
$884,000	X	110%	X	1.432	=	$1,392,477

Performance Factors and 2016 Results: The Compensation Committee applied the performance targets and ranges shown below in determining final cash incentive payments under the AICP for each named executive officer. The Compensation Committee applies these additional performance factors for each named executive officer following satisfaction of the AICP performance hurdle as an exercise of the Compensation Committee’s negative discretion. Performance targets and ranges, as well as 2016 results, were as follows:

Performance Factor
Threshold	Target	Maximum	2016 Actual
0.50	1.00	2.00	1.432

The performance factor scores were calculated based on the following criteria, results and weights:

	Threshold	Target	Maximum	2016 Result	2016 Score	Weight
Total Production (excluding acquisitions and divestitures and held for sale properties) MMBOE	17.9	19.9	21.9	20.6	1.35	30%
Manage General & Administrative Expenses (excluding SERP, Pension & severances)	$98	$89	$80	$87.4	1.18	30%
Control base LOE (including M&T; excluding production and ad valorem taxes, acquisitions and divestitures and held for sale properties)	$10.67 per BOE	$9.70 per BOE	$8.73 per BOE	$7.86	2.00	15%
Drillbit finding & development cost per BOE	$9.00 per BOE	$7.50 per BOE	$6.00 per BOE	$7.17	1.22	15%

Safety-Percentage of Industry Average

DART Case Rate (20%)	150%	100%	50%	0.0%	2.00	2%
Lost Time Incidence Rate (20%)	150%	100%	50%	43.75%	2.00	2%
Frequency Rate (40%)	150%	100%	50%	0.0%	2.00	4%
Recordable Incident Rate (20%)	150%	100%	50%	71.43%	1.57	2%

Total Weighted Score					1.432

Based on the performance criteria and the 2016 results detailed above, the named executive officers received AICP incentive payments in February 2017 as reflected in the table below (also reflected in the column (g) 2016 disclosure in the Summary Compensation Table). The table also reflects the maximum annual incentive amounts and the amounts that would have been paid to each named executive officer at target performance.

Named Executive Officer	AICP Target Annual Incentive ($)	AICP Maximum Annual Incentive ($)	AICP Actual Annual Incentive ($)	Actual as Percent of Target (%)
McManus	972,400	1,944,800	1,392,477	143%
Porter	416,700	833,400	596,714	143%
Richardson	459,000	918,000	657,288	143%
Godsey	288,750	577,500	413,490	143%
Woodruff	247,000	494,000	353,704	143%

Discretionary Authority Applicable to Cash Incentive Awards. The Compensation Committee has the discretion to decrease an earned incentive by up to 100%. This discretion allows the Compensation Committee to reduce an individual payout for any reason, including sub-standard individual performance. Such discretion was not utilized with respect to 2016 AICP payments, other than by use of the performance factor score described above.

The Compensation Committee’s negative discretion does not apply to plans other than the Annual Incentive Compensation Plan.

In addition to performance-based awards, the Board of Directors has the inherent authority, in its absolute discretion, to award cash bonuses to such employees and in such amounts as it determines. Such discretion was not utilized in 2016.

LONG-TERM EQUITY INCENTIVE COMPENSATION

Stock Incentive Plan. The Stock Incentive Plan is intended to align officer compensation with long-term company performance and changes in shareholder value. It provides for the grant of performance shares, restricted stock, restricted stock units and stock options. The Compensation Committee normally makes awards during its first meeting of the year. In 2016, the Compensation Committee made awards during February and expects to continue making awards in February during future years. The Compensation Committee also retains the authority to make awards at other times of the year. Equity grants for 2016 are reflected in the table under “Executive Compensation – Grants of Plan-Based Awards” on page 41.

In 2016, the Compensation Committee delivered long-term incentives using a combination of performance shares and restricted stock units providing a balanced program with measures that incentivize and reward relative performance as well as absolute performance.

The following table summarizes the 2016 target equity award opportunity. Differences from the equity award values reported in the Summary Compensation Table on page 39 are due to:

•	the impact of the Monte Carlo simulation valuation of the performance shares and

•	the utilization of a 20-day average stock price to determine the number of shares granted as opposed to the grant date values used for accounting and reporting purposes.

2016 Target Equity Incentive Opportunity and Equity Compensation Mix

Named Executive Officer	Target Long-Term Incentive Multiplier (as a multiple of salary)	Performance Shares as % of the Award	Restricted Stock Units as % of the Award
McManus	5.65	60	40
Porter	4.40	60	40
Richardson	4.40	60	40
Godsey	1.70	60	40
Woodruff	2.50	60	40

Performance Shares. A performance share is the value equivalent of one share of our common stock. An award of performance shares becomes payable if the Compensation

Committee determines that all conditions of payment have been satisfied at the end of the applicable award period. The standard performance share award period is three years.

For example, the performance shares granted in February 2016 have an award period beginning January 1, 2016, and ending December 31, 2018. Payout of the performance shares will be based on Energen’s total shareholder return (“TSR”) relative to companies (“peer companies”) included in the S&P Supercomposite Oil and Gas E&P index as constituted on the first day of the applicable award period.

The following table reflects 2016 performance share award payout percentages at various performance levels:

Energen TSR Percentile Ranking Relative to S&P Supercomposite E&P Index	% of Performance Shares Payable
90th or >	200
50th	100
25th	25
Below 25th	0

For performance levels falling between the values shown in the above table, percentages will be determined by interpolation. TSR will be measured in accordance with the following rules:

(a)	TSR will be measured for Energen and the peer companies based on the average closing price for the 20 trading days prior to the beginning and end of the applicable award period.
(b)	If a peer company is acquired prior to the end of the applicable award period, it will be excluded from the calculation.
(c)	Peer companies that enter into bankruptcy during the applicable award period will be counted as the lowest ranking companies.

Restricted Awards. The Stock Incentive Plan also provides for the grant of restricted stock and restricted stock units. No shares of restricted stock may be sold, and restricted stock units do not pay out, until the restrictions on such shares or units have lapsed or been removed. The Compensation Committee establishes the terms and conditions upon which the restrictions on each award shall lapse, which terms and conditions may include a required period of service or individual or corporate performance conditions. The restricted stock unit grants made in February 2016 have a three-year service period condition, vesting in February 2019. As described below under Changes for 2017, in February 2017, the Compensation Committee determined to move to ratable vesting for restricted stock units, with restrictions on the 2017 restricted stock unit grants lapsing in annual one-third increments as is common among our peers. The Committee expects to continue to use ratable vesting in future years.

Stock Options. The stock option provisions of the Stock Incentive Plan provide for the grant of non-qualified stock options, incentive stock options and stock appreciation rights or a combination thereof to officers and key employees, all as determined by the Compensation Committee. The Compensation Committee has not utilized the stock appreciation right feature in recent years, no stock options have been granted since 2014 and all outstanding options have vested.

OWNERSHIP GUIDELINES/ANTI-HEDGING AND PLEDGING

The Company has the following suggested stock ownership guidelines for officers: CEO and Chairman (McManus) – 5 times base salary; CFO (Porter), COO (Richardson), and General Counsel (Woodruff) – 3 times base salary; and

SVP (Godsey) – 2 times base salary. The Company’s other officers have ownership guidelines of 1 or 2 times base salary depending on position. For purposes of the guidelines, stock ownership includes (1) shares owned directly by the executive and immediate family members, (2) shareholdings in the Company’s 401(k) plan, and (3) deferred compensation shares. It is expected that an officer will not sell or otherwise transfer shares of Company common stock if the officer does not meet the ownership guidelines or if the sale or transfer would cause the officer to not meet the ownership guidelines, excepting shares sold or withheld for taxes on equity awards. As of December 31, 2016, each of our named executive officers maintained ownership exceeding the guidelines. In addition, the Company has policies that prohibit employees and directors from hedging or entering into pledging transactions utilizing Company common stock.

1997 DEFERRED COMPENSATION PLAN

The Company also provides a program that allows our Directors and officers to defer receipt of compensation. Amounts deferred by a participant under the Deferred Compensation Plan are credited to one of two separate accounts maintained for a participant, a Company stock account or an investment account. The value of a participant’s Company stock account tracks the performance of our common stock, including reinvestment of dividends (if any). At distribution, the participant’s Company stock account is payable in the form of shares of Company common stock. The value of a participant’s investment account tracks the performance of selected mutual funds offered by The Vanguard Group, Inc. All of the mutual funds utilized to track performance under the Deferred Compensation Plan are also investment options for employees under the Company’s generally available Employee Savings Plan. At distribution, the participant’s investment account is payable in cash. The Deferred Compensation Plan is primarily designed as a financial planning and savings tool for participants. It does, however, include a Company contribution provision for officers that mirrors the Company match and supplemental contribution provisions of the Employee Savings Plan. The Company has established trusts and has funded the trusts, and presently plans to continue funding the trusts, in a manner that generally tracks participants’ accounts under the Deferred Compensation Plan. Although there is generally no requirement that the trusts be so funded or invested, if a change in control of the Company occurs, the trusts must be funded in an amount equal to the aggregate value of the participants’ accounts at the time of the change of control. While intended for payment of benefits under the Deferred Compensation Plan, the trusts’ assets remain subject to the claims of our creditors.

RETIREMENT SUPPLEMENTAL AGREEMENTS

Energen previously had entered into Executive Retirement Supplement Agreements (“Supplemental Agreements”) with certain officers, including each of the named executive officers other than Mr. Godsey. In October 2014, our Board approved termination of the Supplemental Agreements as of December 31, 2014, and provided for distribution of the corresponding benefits in accordance with applicable law. Benefit accruals under the Supplemental Agreements (which were not subject to the payment restrictions under Section 409A of the Internal Revenue Code) were paid as soon as practicable following termination of the Supplemental

Agreements. Benefit accruals that were subject to Code Section 409A could not be paid within 12 months of the date the Board of Directors took action to terminate the Supplemental Agreements (other than payments that would be payable under the terms of the Supplemental Agreements if the action to terminate had not occurred), but all such accruals had to be paid within 24 months of the same date.

Each of our named executive officers, with the exception of Mr. Godsey, had sufficient service with the Company to have earned vested benefits under the Supplemental Agreements. The benefits paid during 2016 under the

Supplemental Agreements for each of the Company’s named executive officers are reflected in the table under “Executive Compensation – Pension Benefits in 2016.” No benefits remained to be paid at December 31, 2016. Each Supplemental Agreement provided that the employee would receive a supplemental retirement benefit equal to the difference between 60% of the employee’s monthly compensation and the employee’s monthly retirement benefit under the Energen

Corporation Retirement Income Plan (including Social Security benefit), which Retirement Income Plan was terminated effective January 31, 2015. An officer’s compensation would be determined based on a formula taking into account the average of the highest 36 consecutive months of base salary during the five years prior to severance plus the average of the three highest annual incentive awards for the ten full fiscal years prior to the earlier of (1) severance or (2) the officer’s 61st birthday.

SEVERANCE COMPENSATION AGREEMENTS AND CHANGE IN CONTROL

We have entered into Severance Compensation Agreements with certain officers including Messrs. McManus, Porter, Richardson, Woodruff and Godsey. We designed these agreements to retain the executives and provide continuity of management in the event of any actual or threatened change in control of the Company. The agreements are “double-trigger” agreements meaning that benefits are payable only if a change in control occurs and the executive’s employment is terminated or constructively terminated. Each agreement provides that if, during a base period following the occurrence of a change in control of the Company, the employee’s employment is terminated in a qualified termination, then we will pay the employee an amount equal to a percentage of the employee’s (a) annual base salary in effect immediately prior to the change in control, plus (b) the employee’s highest annual cash bonus compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs.

Our Severance Compensation Agreements define a “change in control” as any of the following events:

◾	any “person,” as defined in the Exchange Act, acquires 30 percent or more of our voting securities;

◾	a majority of our Directors are replaced in certain circumstances, including:

¡	a majority of such Directors are replaced such that a majority of our current Directors does not approve their election or nomination for election; or
¡	Directors are replaced by an individual or individuals whose initial assumption of office occurs as a result of an actual or threatened election contest; or

◾	consummation of certain mergers, or a liquidation or sale of our assets.

For purposes of the Severance Compensation Agreements, (1) the term “qualified termination” means a termination (a) by the Company other than for cause or (b) by the employee for good reason, (2) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (3) the term “good reason” generally means a material diminution in the authority, duties, responsibilities, or benefits of the employee’s job.

Continuity of management and retention during transition periods is encouraged by providing severance benefits in the event of loss of employment following a change in control. The percentage payable and base period varies by executive and ranges from 100% with a one-year base period to 300% with a three-year base period. The 100%, 200% and 300% multiples reflect consideration of the executive’s level of corporate responsibility, specialized skills, and availability of other comparable job opportunities. Thus, officers with higher levels of corporate responsibility or specialized skill or knowledge may have higher multiples. Officers who, due to senior responsibilities or specialized skills, may have fewer comparable alternative employment opportunities also have higher multiples to provide compensation during a longer job search. All named executive officers except Mr. Godsey have a 300% multiple and three-year base period. Mr. Godsey has a 200% multiple and two-year base period. The Severance Compensation Agreements also provide for the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment.

In February 2017, our Severance Compensation Agreements were amended to remove the Code Section 4999 excise tax gross-up provision that had remained in Severance Compensation Agreements entered into in 2007, including the Severance Compensation Agreements with Messrs. McManus, Porter, Richardson and Woodruff. Each of our Severance Compensation Agreements now includes a best net provision which reduces severance compensation if such reduction will result in a greater after tax value to the executive.

Our Annual Incentive Compensation Plan provides that upon a change in control and termination of a participant’s employment, the participant will receive a pro rata incentive based on target performance and the number of days of employment during the Plan year.

The Company’s Stock Incentive Plan includes change in control provisions which, like the similar provisions in the Severance Agreements, are “double trigger” meaning that, in the event of a Company change in control, early vesting or payment occurs only if a change in control occurs and the executive’s employment is terminated or constructively terminated.

For a description of the potential benefits payable to the Company’s named executive officers upon a termination or change in control effective as of December 31, 2016, refer to the discussion and tabular disclosure included under “Executive Compensation – Potential Payments Upon Termination or Change in Control” on page 45.

RESULTS OF 2016 ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2016 Annual Meeting, the Advisory Vote on Executive Compensation generated 95% of votes cast in favor of the Company’s executive compensation. As part of its 2017 executive compensation discussions, the Compensation Committee reviewed the advisory vote result and considered it to be supportive of the Company’s compensation practices.

CHANGES FOR 2017

For 2017, the basic structure of the Company’s executive compensation program remains unchanged. The Compensation Committee has established threshold, target and maximum performance factors for potential 2017 annual cash incentives under the Annual Incentive Compensation Plan consistent with the Company’s compensation philosophy and goals. For 2017, the Committee plans to continue using a “plan within a plan” design which provides the Committee with greater discretion and control in evaluating performance and approving incentive payments while maintaining tax deductibility.

Stock Incentive Plan grants made in February 2017 included performance shares and restricted stock units, with the estimated value allocated approximately 60% to performance shares and 40% to restricted stock units. As in prior years, payout of the 2017 performance share grants will be based on the Company’s total shareholder return relative to the S&P Supercomposite Oil and Gas E&P Index as constituted on the first day of the applicable three-year award period.

Restrictions on restricted stock units granted in February 2017 will lapse in annual one-third increments. The Compensation Committee’s prior practice was to grant restricted stock units with three-year cliff vesting. The change to ratable vesting was made after discussion with the Committee’s compensation consultant and consideration of peer company practice.

The Compensation Committee’s usual practice has been to make annual salary adjustments effective as of the beginning of each calendar year. In light of then current oil and gas industry economic conditions, in January 2016, the Committee acted to freeze base salaries for the Company’s officers, including Mr. McManus. The 2016 salaries of Mr. McManus and the other officers remained unchanged from 2015.

As part of its consideration of executive compensation for 2017, the Compensation Committee approved executive salary adjustments consistent with the policies discussed above. Effective January 1, 2017, Mr. McManus’s salary was increased to $902,000. Mr. McManus has served as the Company’s President and Chief Executive Officer since July 2007.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

Jay Grinney, Chair

Kenneth W. Dewey

T. Michael Goodrich

Stephen A. Snider

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. The amounts shown represent the compensation paid to our named executive officers for each fiscal year noted in the table, for services rendered to us. For a more complete discussion of the elements of compensation included in this table, please refer to the discussion reflected in “Compensation Discussion and Analysis” beginning on page 26 of this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation Earnings ($)(3)	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

McManus, II, James T. Chairman and Chief Executive Officer	2016	884,000	-	2,644,138	-	1,392,477	-	64,719	4,985,334
	2015	884,000	-	5,499,904	-	1,415,814	-	97,104	7,896,822
	2014	837,000	250,000	3,025,561	1,016,091	745,293	-	83,865	5,957,810
Porter, Jr., Charles W. Vice President, Chief Financial Officer and Treasurer	2016	463,000	-	1,078,492	-	596,714	-	33,415	2,171,621
	2015	463,000	-	2,243,216	-	606,715	-	52,242	3,365,173
	2014	428,000	171,200	928,255	311,734	304,884	171,734	34,781	2,350,588
Richardson, John S. President and Chief Operating Officer of Energen Resources Corporation	2016	510,000	-	1,188,000	-	657,288	-	36,917	2,392,205
	2015	510,000	-	2,470,908	-	668,304	-	66,617	3,715,829
	2014	462,000	-	1,113,306	373,848	399,867	592,818	47,850	2,989,689
Godsey, David Senior Vice President - Exploration and Geology of Energen Resources Corporation	2016	385,000	-	346,515	-	413,490	-	27,603	1,172,608
	2015	385,000	-	720,584	-	420,420	-	56,333	1,582,337
	2014	370,000	-	416,104	139,698	244,889	62,010	37,440	1,270,141
Woodruff, J. David Vice President, General Counsel and Secretary	2016	380,000	-	502,931	-	353,704	-	27,230	1,263,865
	2015	380,000	-	1,045,947	-	359,632	-	42,188	1,827,767
	2014	369,000	110,700	355,636	119,433	197,142	315,181	38,569	1,505,661

(1)	The amounts in column (e) reflect grant date fair value. The valuation assumptions are discussed in Note 6 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

(2)	Column (e), Stock Awards, includes restricted stock and performance share awards. 42.80% of the grant date value represents performance shares, and the remaining 57.20% represents restricted stock. See footnote 4 to the Grants of Plan-Based Awards table on page 41 for more detail about the performance share awards. If the highest level of performance conditions is achieved, the value of the stock awards reflected in column (e) for 2016 for Messrs. McManus, Porter, Richardson, Godsey and Woodruff would be $4,176,870, $1,703,670, $1,876,657, $547,393, and $794,453, respectively.

(3)	The amounts in column (g) reflect Annual Incentive Compensation payouts as discussed on pages 31-32 of this Proxy Statement.

(4)	The amounts reported in column (i) for 2016 reflect the Company’s contributions to defined contribution plans, life insurance premiums and tax reimbursements related to spousal travel.

	Defined Contributions ($)	Spousal Travel Tax Reimbursement ($)
McManus	63,740	-
Porter	32,866	-
Richardson	36,313	-
Godsey	27,146	-
Woodruff	26,780	-

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information with respect to annual cash incentives and long-term equity incentives to our named executive officers. For a more complete discussion of the awards, please refer to the discussion of these incentives contained in “Compensation Discussion and Analysis,” beginning on page 26 of this Proxy Statement.

Name	Grant Date	Meeting Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)(5)			All Other Stock Awards: Number of Shares of Stock or Units(6) (#)(6)	Grant Date Fair Value of Stock and Option Awards(7)
			Threshold ($)(3)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
McManus	3/14/16	3/14/16	486,200	972,400	1,944,800
	2/9/16	2/8/16				12,441	49,764	99,528	56,500	2,644,138
Porter	3/14/16	3/14/16	208,350	416,700	833,400
	2/9/16	2/8/16				5,075	20,298	40,596	23,045	1,078,492
Richardson	3/14/16	3/14/16	229,500	459,000	918,000
	2/9/16	2/8/16				5,590	22,359	44,718	25,385	1,188,000
Godsey	3/14/16	3/14/16	144,375	288,750	577,500
	2/9/16	2/8/16				1,631	6,522	13,044	7,404	346,515
Woodruff	3/14/16	3/14/16	123,500	247,000	494,000
	2/9/16	2/8/16				2,366	9,465	18,930	10,747	502,931

(1)	The Compensation Committee generally sets award amounts at a meeting that occurs the day prior to the grant date.
(2)	Columns (c) – (e) reflect the annual cash incentive payout values for each named executive officer for 2016 if the threshold, target or maximum goals had been satisfied. The actual payout is reflected in column (g) of the Summary Compensation Table. For a discussion of the criteria applied when determining amounts payable, see the description of Annual Incentive Compensation in “Compensation Discussion and Analysis” beginning on page 31 of this Proxy Statement.
(3)	The threshold amounts in this column assume that the baseline AICP performance hurdle established by the Compensation Committee was met.
(4)	Payment of performance share awards will be based on the Company’s total shareholder return (TSR) relative to companies in the S&P Supercomposite E&P Index as comprised on the first day of the applicable award period (the “peer companies”). Columns (f) – (h) reflect the payment of performance share awards for each named executive officer if the threshold, target or maximum goals are met. The threshold goal will be met if the Company’s TSR percentile ranking relative to the peer companies is at least 25th, the target goal will be met if the Company’s TSR percentile ranking relative to the peer companies is 50th, and the maximum goal will be met if the Company’s TSR percentile ranking relative to the peer companies is 90th or above at the end of the respective award period.
(5)	These performance shares have a three-year award period ending December 31, 2018.
(6)	These restricted stock units granted February 9, 2016 vest on February 9, 2019.
(7)	Column (j) represents the grant date fair value of the stock awards, as reflected in column (e) of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2016. This table includes unexercised and unvested option awards and unvested restricted stock and performance share awards. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table. For additional information about the outstanding equity awards, see the description of long-term incentive compensation in “Compensation Discussion and Analysis” beginning on page 26.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) N/A	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
McManus	1/25/12	113,952			54.11	1/24/2022
	1/24/13	48,612			48.36	1/23/2023
	1/22/14	24,570	12,285(1)		72.39	1/21/2024	14,235	(2)	820,932
	2/10/15						33,054	(3)	1,906,224	79,734	(5)	4,598,260
	2/9/16						56,500	(4)	3,258,355	49,764	(6)	2,869,890
Porter	1/26/11	12,045			54.99	1/25/2021
	1/25/12	16,333			54.11	1/24/2022
	1/24/13	12,078			48.36	1/23/2023
	1/22/14	7,538	3,769(1)		72.39	1/21/2024	4,367	(2)	251,845
	2/10/15						13,482	(3)	777,507	32,520	(5)	1,875,428
	2/9/16						23,045	(4)	1,329,005	20,298	(6)	1,170,586
Richardson	1/23/08	21,275			60.56	1/22/2018
	1/26/11	31,317			54.99	1/25/2021
	1/25/12	38,095			54.11	1/24/2022
	1/24/13	14,946			48.36	1/23/2023
	1/22/14	9,040	4,520(1)		72.39	1/21/2024	5,238	(2)	302,075
	2/10/15						14,851	(3)	856,457	35,820	(5)	2,065,739
	2/9/16						25,385	(4)	1,463,953	22,359	(6)	1,289,444
Godsey	1/24/13	5,097			48.36	1/23/2023
	1/22/14	3,378	1,689(1)		72.39	1/21/2024	1,958	(2)	112,918
	2/10/15						4,331	(3)	249,769	10,446	(5)	602,421
	2/9/16						7,404	(4)	426,989	6,522	(6)	376,124
Woodruff	1/23/08	12,100			60.56	1/22/2018
	1/28/09	7,281			29.79	1/27/2019
	1/27/10	15,468			46.69	1/26/2020
	1/26/11	14,789			54.99	1/25/2021
	1/25/12	16,029			54.11	1/24/2022
	1/24/13	4,557			48.36	1/23/2023
	1/22/14	2,888	1,444(1)		72.39	1/21/2024	1,673	(2)	96,482
	2/10/15						6,287	(3)	362,571	15,162	(5)	874,393
	2/9/16						10,747	(4)	619,780	9,465	(6)	545,847

Vesting Dates:

(1)	These options vest January 22, 2017.

(2)	These restricted stock units vest January 22, 2017.

(3)	These restricted stock units vest February 10, 2018.

(4)	These restricted stock units vest February 9, 2019.

(5)	These performance shares have a three-year award period that ends December 31, 2017. Payout amounts are calculated at maximum (200%) due to 2015-2016 period performance exceeding target performance measures.

(6)	These performance shares have a three-year award period that ends December 31, 2018. Payout amounts are calculated at target (100%) due to 2016 period performance exceeding threshold performance measures.

OPTION EXERCISES AND STOCK VESTED IN 2016

The following table provides information, for the named executive officers, on (1) stock option exercises during 2016, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)(1)
McManus	-	-	60,090	2,825,612
Porter	-	-	17,461	839,354
Richardson	-	-	21,099	1,011,109
Godsey	-	-	7,717	373,122
Woodruff	13,855	136,195	6,665	320,881

(1)	Value is the amount determined as of the Compensation Committee’s approval of the vesting of the shares. The same value is utilized for tax purposes.

PENSION BENEFITS IN 2016

Certain of our officers, including each of the named executive officers, were party to Executive Retirement Supplement Agreements (“Supplemental Agreements”) which provided that the employee would receive a supplemental retirement benefit equal to the difference between 60% of the employee’s monthly compensation and the employee’s monthly retirement benefit under the Energen Corporation Retirement Income Plan (including Social Security benefit), which Retirement

Income Plan was terminated effective January 31, 2015. In October 2014, our Board of Directors approved termination of the Supplemental Agreements as of December 31, 2014, and for a distribution of the corresponding benefits in accordance with applicable law. Benefit accruals under the Supplemental Agreements (which were not subject to the payment restrictions under Section 409A of the Internal Revenue Code) were paid as soon as practicable following termination of the

Supplemental Agreements. Benefit accruals that were subject to Code Section 409A could not be paid within 12 months of the date the Board of Directors took action to terminate the Supplemental Agreements (other than payments that would be payable under the terms of the Supplemental Agreements if the action to terminate had not occurred), but all such accruals had to be paid within 24 months of the same date.

Each of our named executive officers except Mr. Godsey had sufficient service with the

Company to have earned vested benefits under the Supplemental Agreements as of their termination dates. The table below sets forth information on the pension benefit payments for each of the named executive officers under the Supplemental Agreements during 2016, and the remaining value of the accumulated benefit at December 31, 2016. As noted above, the Supplemental Agreements have been terminated and no further benefits will accrue thereunder.

Name	Plan Name	Payments During Last Fiscal Year ($)	Remaining Value of Accumulated Benefit at December 31, 2016 ($)
(a)	(b)	(e)	(d)
McManus	Supplemental Agreement	6,604,513	-
Porter	Supplemental Agreement	1,841,328	-
Richardson	Supplemental Agreement	2,923,876	-
Godsey	Supplemental Agreement	N/A	N/A
Woodruff	Supplemental Agreement	1,173,619	-

NONQUALIFIED DEFERRED COMPENSATION TABLE IN 2016

The table below provides information on the non-qualified deferred compensation of the named executive officers in 2016 pursuant to the Company’s 1997 Deferred Compensation Plan. For a more detailed discussion of the 1997 Deferred Compensation Plan, refer to “Compensation Discussion and Analysis” beginning on page 26 of this Proxy Statement.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)
McManus	37,140	45,393	234	99,083	79,645
Porter	11,880	14,520	26,371	-	170,803
Richardson	14,700	17,967	39,788	98,296	125,249
Godsey	7,200	8,800	6,977	-	65,510
Woodruff	6,900	8,433	20,704	-	122,420

(1)	Amounts reported in columns (b) and (c) are reported in the Summary Compensation Table.

(2)	None of the amounts reported in column (d) are reported in the Summary Compensation Table because Energen does not pay above-market or preferential earnings on deferred compensation.

(3)	Amounts reported in column (f) for each named executive officer include amounts previously reported in the Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a prior year. Amounts previously reported in such years include previously earned, but deferred, salary, Annual Incentive Compensation, stock awards and Energen’s contributions on behalf of such officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into Severance Compensation Agreements with certain officers including Messrs. McManus, Porter, Richardson, Godsey and Woodruff. We designed the agreements to retain the executives and provide continuity of management in the event of any actual or threatened change in control of the Company. Each such agreement provides that if, during a base period following the first to occur of a change in control of the Company (as defined in the agreements) or shareholder approval of a transaction that will constitute a change in control, the employee’s employment is terminated in a qualified termination, then we will pay the employee an amount equal to a percentage of the employee’s (a) annual base salary in effect immediately prior to the change in control, plus (b) the employee’s highest annual cash bonus compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs.

Continuity of management or retention is encouraged by providing severance benefits in the event of loss of employment following a change in control. The percentage payable and base period varies by executive and ranges from 100% with a one-year base period to 300% with a three-year base period. The 100%, 200% and 300% multiples reflect consideration of the executive’s level of corporate responsibility, specialized skills, and availability of other job opportunities. A higher multiple reflects a higher importance of retention. Thus, officers with higher levels of corporate responsibility or specialized skill or knowledge have higher multiples. Officers who, due to senior responsibilities or specialized skills, may have fewer alternative employment opportunities also have higher multiples to provide compensation during a longer job search. All named executive officers except Mr. Godsey have a 300% multiple and three-year base period. Mr. Godsey has a 200% multiple and a two-year base period. The Severance Compensation Agreements also provide for the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment.

For purposes of the Severance Compensation Agreements, (1) the term “qualified termination” means a termination (a) by the Company other than for cause, (b) by the employee for good reason or (c) by written agreement to such effect between the employee and the Company, (2) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (3) the term “good reason” generally means a material diminution in the authority, duties, responsibilities or benefits of the employee’s job.

As defined in our Severance Compensation Agreements, as well as our Stock Incentive Plan and Annual Incentive Compensation Plan, a “change in control” would include any of the following events:

•	any “person”, as defined in the Exchange Act, acquires 30 percent or more of our voting securities;

•	a majority of our Directors are replaced in certain circumstances, including:

¡	a majority of such Directors are replaced such that a majority of our current Directors does not approve their election or nomination for election; or

¡	Directors are replaced by an individual or individuals whose initial assumption of office occurs as a result of an actual or threatened election contest; or

•	consummation of certain mergers or consolidations, or a liquidation or sale of our assets.

Assuming the occurrence of a triggering event on December 31, 2016 for payment of change in control related compensation, we estimate that the following officers would receive the following benefits:

	McManus $	Porter $	Richardson $	Godsey $	Woodruff $
Cash Severance	6,899,442	2,682,967	3,534,912	1,276,637	2,218,896
Health & Welfare Benefit (1)	29,198	31,176	25,357	25,002	24,987
Excise Tax reimbursement (2)	-	-	-	N/A	-

(1)	Represents the incremental value of two years continuation of medical, life and disability insurance benefits.

(2)	Prior to February 2017, the Severance Compensation Agreements of McManus, Porter, Richardson and Woodruff provided for excise tax reimbursement. Tax gross-up reflects the additional compensation provided to cover excise taxes incurred when the executive’s parachute payment exceeds 2.99 times the Code Section 280G “base amount.” “Base amount” is defined as the executive’s five-year average W-2 earnings.

The Stock Incentive Plan also provides that in the event of a termination of employment, other than a “qualified termination” or a “change in control termination,” all unvested options expire and all unvested restricted stock and outstanding restricted stock units and performance shares are forfeited. In the event of a qualified termination, unvested options, unvested restricted stock and restricted stock units with a grant date at least ten months prior to the date of termination vest and outstanding performance shares with a grant date at least ten months prior to the date of termination remain eligible for payout subject to the applicable award period and performance conditions, with the number of performance shares reduced based on the number of months of the award period remaining following termination. Under the Stock Incentive Plan the term “qualified termination” means:

(1)	death or disability; or

(2)	retirement.

In the event of a change in control termination, unvested options, unvested restricted stock and restricted stock units vest and outstanding performance shares pay out at target performance within thirty days of termination. The Board of Directors defined “change in control termination” to mean:

(1)	an involuntary termination other than for cause after the occurrence of a change in control; or

(2)	a voluntary termination for good reason entitling the employee to severance compensation under a written change in control severance agreement.

The following table contains a schedule of unvested options and restricted stock units that would vest upon a qualified termination or a change in control termination, valued as of December 31, 2016:

Name	Shares Represented by Unvested Options (#)	Value of Unvested Options ($)	Restricted Stock Units (#)	Value of Restricted Stock Units ($)
McManus	12,285	-	103,789	5,985,511
Porter	3,769	-	40,894	2,358,357
Richardson	4,520	-	45,474	2,622,485
Godsey	1,689	-	13,693	789,676
Woodruff	1,444	-	18,707	1,078,833

The following table contains a schedule of unvested performance shares that would vest upon a change in control termination, valued as of December 31, 2016:

Name	Performance Shares(#)	Value of Performance Shares($)
McManus	89,631	5,169,020
Porter	36,558	2,108,300
Richardson	40,269	2,322,313
Godsey	11,745	677,334
Woodruff	17,046	983,043

Our Annual Incentive Compensation Plan provides that upon a change in control and termination of a participant’s employment, the participant will receive a pro rata incentive based on target performance and the number of days of employment during the Plan year. The Annual Incentive Compensation Plan also provides that in the event a participant terminates employment due to retirement, death or disability during a performance period, the participant shall receive an incentive equal to the amount the participant would have received as an incentive if the participant had remained an employee through the end of the performance period multiplied by a fraction which reduces the award in proportion to the amount of time remaining in the performance period. If a participant’s employment is terminated for any other reason during a performance period, the participant shall receive no incentive payment for such performance period unless the Compensation Committee, in its discretion, determines to pay such participant (other than a participant terminated for cause) up to a pro rata incentive payment. Assuming a December 31, 2016 triggering event, there would be no pro rata target performance pay out, since the performance period would have concluded and the amounts owed to the participants could be determined in accordance with the terms of the Annual Incentive Compensation Plan.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law July 21, 2010, provides shareholders with an opportunity to cast an advisory vote on the compensation of executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” vote, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2016 executive compensation programs and policies and the compensation paid to the named executive officers of the Company.

As discussed beginning on page 26 of this Proxy Statement under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to serve the Company and its shareholders by aligning executive compensation with shareholder interests and by encouraging and rewarding management initiatives that will benefit the Company and its shareholders, customers, and employees over the long-term.

PROPOSAL

The Company is presenting this proposal, which gives you as a shareholder the opportunity to express your view on our executive compensation by voting for or against the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the named executive officers of Energen Corporation, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in the Company’s 2017 Proxy Statement.”

REQUIRED VOTE

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for and against, this proposal.

This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Although your vote on this matter is advisory in nature and therefore will not be binding upon the Company, the Compensation Committee or the Board of Directors, your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its shareholders.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION (“FREQUENCY” VOTE)

The Dodd-Frank Act provides shareholders with an opportunity to advise the Board of Directors as to whether the Company should conduct an advisory vote with respect to its executive compensation at every annual, second annual or third annual meeting of shareholders. This proposal, known also as the “Frequency” vote, provides shareholders with the opportunity to vote at this Annual Meeting on the frequency with which the Company should conduct advisory Say-on-Pay votes in future annual meetings.

PROPOSAL

The Company is presenting this proposal, which gives you as a shareholder the opportunity to express your view on the appropriate frequency (one year, every two years, every three years, or abstain) of conducting an advisory Say-on-Pay shareholder vote on our executive compensation by voting for one of the following options:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, that Energen Corporation conduct an advisory vote on the compensation of its named executive officers, as disclosed in the Compensation

Discussion and Analysis, the compensation tables, and the related disclosures contained in the Company’s proxy statement for the relevant year:

[SELECT ONLY ONE OPTION BELOW]

One year;

Every two years;

Every three years; or

Abstain”

REQUIRED VOTE

The option that receives the highest number of votes cast by the shareholders will be the frequency for the advisory vote on executive compensation deemed to have been approved by the shareholders.

Your vote on this matter is advisory in nature and therefore will not be binding upon the Company or the Board of Directors. However,

we value our shareholders’ opinions and will take into account the outcome of the vote when making future decisions about how often the Company conducts an advisory shareholder vote on the compensation of named executive officers.

RECOMMENDATION

The Board of Directors believes that submitting the advisory vote on executive compensation to shareholders every year is appropriate for the Company and its shareholders at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “ONE YEAR” FOR THE FREQUENCY WITH WHICH AN ADVISORY VOTE ON THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS OCCURS.

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

In order to be considered for inclusion in our Proxy Statement and form of proxy, proposals of shareholders intended to be presented at the 2018 Annual Meeting must be received at the Company’s principal executive offices no later than November 22, 2017. If a shareholder desires to bring other business before the 2018 Annual Meeting without including such proposal in the Company’s Proxy Statement, the shareholder must notify the Company in writing no earlier than January 3, 2018 and no later than February 2, 2018. Shareholders who wish to nominate individuals to serve on the Board of Directors must follow the requirements set forth in Section 1.11 of the Company’s Bylaws. In order to be eligible to nominate a person for election to our Board of Directors a shareholder must (i) comply with the notice procedures set forth in the Bylaws and (ii) be a shareholder of record on the date of giving such notice as well as on the meeting date. To be timely, any shareholder who wishes to make a nomination to be considered at the 2018 Annual Meeting must deliver the notice specified by our Bylaws between January 3, 2018 and February 2, 2018. The Bylaws contain a number of substantive and procedural requirements that should be reviewed by any interested shareholder. Shareholder proposals and director nominations should be directed to Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707, Attention: Corporate Secretary.

ENERGEN CORPORATION

Chairman of the Board

Birmingham, Alabama

March 22, 2017

Appendix A

The following peer group is referred to on page 29 of the Proxy Statement.

CUSTOM PEER GROUP DATA BASE

Cabot Oil & Gas Corp

Cimarex Energy Co

Comstock Resources Inc.

Concho Resources

Continental Resources, Inc.

Denbury Resources Inc.

EQT Corp

EXCO Resources, Inc.

Forest Oil Corp

Laredo Petroleum, Inc.

Linn Energy

Newfield Exploration Co

Pioneer Natural Resources Co

Oasis Petroleum, Inc.

QEP Resources

Quicksilver Resources Inc.

Range Resources Corp

Sandridge Energy, Inc.

SM Energy Co

Southwestern Energy Co

Ultra Petroleum Corp

Whiting Petroleum Corp

A-1

Appendix B

Reconciliation of Non-GAAP Financial Measures

Non-GAAP Financial Measures
Earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses
(EBITDAX) is a Non-GAAP financial measure (GAAP refers to generally accepted accounting principles). As defined by the Compensation Committee, Adjusted EBITDAX further excludes the impact of (i) open mark-to-market gains and losses, (ii) changes in accounting principles or other provisions that materially affect reported results, (iii) gains or losses (net of severance payments) on asset dispositions with proceeds greater than $5 million, and (iv) EBITDAX on properties held for sale as of March 14, 2016, and/or sold properties with proceeds greater than $5 million for the fiscal year.
The Compensation Committee believes that Adjusted EBITDAX is an appropriate performance measure for use in connection with the Company’s Annual Incentive Compensation Plan.

Reconciliation To GAAP Information	Year-ended
($ in millions)	12/31/2016
Energen Net Income (Loss) (GAAP)	(167.5)
Interest expense (GAAP)	36.9
Income tax expense (benefit) (GAAP)	(79.6)
Depreciation, depletion and amortization (GAAP)	448.0
Accretion expense (GAAP)	6.7
Exploration expense (GAAP)	5.4
Adjustment for asset impairment (GAAP)	220.7
Adjustment for mark-to-market losses	71.2
Adjustment for property sales and other	(241.4)

Energen Adjusted EBITDAX from Continuing Operations (Non-GAAP)	300.2

Note: Amounts may not sum due to rounding

B-1

ENERGEN CORPORATION

605 Richard Arrington, Jr. Blvd. North

Birmingham, Alabama 35203-2707

(205) 326-2700

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IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet • Go to www.investorvote.com/EGN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Energen Shareholder Meeting to be Held on May 3, 2017

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/EGN.
Step 2: Click on the icon on the right to view current annual meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 21, 2017 to facilitate timely delivery.

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Energen’s Annual Meeting of Shareholders will be held on May 3, 2017 at 605 Richard Arrington, Jr. Blvd. N. Birmingham, Alabama at 8:30 a.m. Central Time.

Proposals to be voted on at the annual meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR Proposals 1 through 3 and 1 Year for Proposal 4:

1.	Election of Directors: Kenneth W. Dewey; M. James Gorrie; James T. McManus, II; Laurence M. Downes
2.	Ratification of appointment of independent registered public accounting firm
3.	Approval of the advisory (non-binding) resolution relating to executive compensation
4.	Approval of the advisory (non-binding) resolution on the frequency of a shareholders’ advisory vote relating to executive compensation (“Frequency” vote)

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the annual meeting, please bring this notice with you.

NOTICE TO EMPLOYEE SAVINGS PLAN PARTICIPANTS. If you are a participant in the Energen Corporation Employee Savings Plan (the “Plan”) you have the right to direct the Trustee under the Plan how full shares of the Company’s Common Stock allocable to your account under the Plan as of February 28, 2017, should be voted at the Annual Meeting of Shareholders of Energen Corporation. Energen’s stock transfer agent, Computershare, will forward your instructions to the Vanguard Fiduciary Trust Company, Trustee of the Plan. If directions are not received by the transfer agent on or before April 28, 2017, you will be treated as directing the Plan’s Trustee to vote your shares in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

Directions to the Energen Corporation 2017 Annual Meeting

Directions to the Energen Corporation 2017 annual

meeting are available by calling Investor Relations at

1-800-654-3206.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
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Internet – Go to www.investorvote.com/EGN. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials Energen” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 21, 2017.

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IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by Internet or telephone must be received by 11:59 p.m. Eastern Time on May 2, 2017. (April 28, 2017 for Employee Savings Plan Participants)

Vote by Internet
• Go to www.investorvote.com/EGN
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommends that you vote FOR all the nominees listed, FOR Proposals 2 and 3, and 1 Year for Proposal 4.

1. Election of Directors - Nominees:

	For	Against	Abstain			For	Against	Abstain	+
01 - Kenneth W. Dewey	☐	☐	☐	2. Ratification of appointment of independent registered public accounting firm		☐	☐	☐
02 - M. James Gorrie	☐	☐	☐	3. Approval of the advisory (non-binding) resolution relating to executive compensation		☐	☐	☐
03 - James T. McManus, II	☐	☐	☐	4. Approval of the advisory (non-binding) resolution on the frequency of a shareholders’ advisory vote relating to executive compensation (“Frequency” vote)	1 year ☐	2 years ☐	3 years ☐	Abstain ☐
04 - Laurence M. Downes	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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NOTICE TO EMPLOYEE SAVINGS PLAN PARTICIPANTS. If you are a participant in the Energen Corporation Employee Savings Plan (the “Plan”) you have the right to direct the Trustee under the Plan how full shares of the Company’s Common Stock allocable to your account under the Plan as of February 28, 2017, should be voted at the Annual Meeting of Shareholders of Energen Corporation (the “Company”). Energen’s stock transfer agent, Computershare, will forward your instructions to the Vanguard Fiduciary Trust Company, Trustee of the Plan. If directions are not received by the transfer agent on or before April 28, 2017, you will be treated as directing the Plan’s Trustee to vote your shares in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The Proxy Statement and the 2016 Annual Report to Shareholders are available at:

www.annualmeeting.energen.com

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — ENERGEN CORPORATION

Annual Meeting of Shareholders — May 3, 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints James T. McManus, II and J. David Woodruff, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Energen Corporation Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 3, 2017, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

(Continued and to be marked, dated and signed, on the other side)